Exhibit 99.1

SUBLEASE AGREEMENT

BETWEEN

ALKERMES, INC.

SUBLESSOR,

AND

IMMUNOGEN, INC.

SUBLESSEE

Dated:    September 15, 2004

SUBLEASE AGREEMENT

THIS SUBLEASE AGREEMENT (this “Sublease”), is hereby entered into as of this 15 day of September, 2004, by and between ALKERMES, INC., a Pennsylvania corporation, having an address at 88 Sidney Street, Cambridge, Massachusetts 02139-4211 (“Sublessor”), and IMMUNOGEN, INC., a Massachusetts corporation, having a mailing address at 128 Sidney Street, Cambridge, Massachusetts 02139 (“Sublessee”).

WHEREAS, Forest City 64 Sidney Street, Inc. (“Landlord”) and Sublessor entered into that certain Lease dated October 26, 2000, as amended by that certain First Amendment to Lease dated as of April    , 2002 (collectively, the “Prime Lease”), a copy of which is attached hereto as Exhibit “A,” pursuant to which Landlord leases to Sublessor, premises located on the first, third, fourth and fifth floors of the building located at 64 Sidney Street, Cambridge, Massachusetts (the “Building”), said premises consisting of approximately 64,973 rentable square feet, as more fully described in the Prime Lease (the “Premises”); and

WHEREAS, Sublessor desires to sublease to Sublessee and Sublessee desires to sublease from Sublessor a portion of the Premises located on the first floor and consisting of 6,864 rentable square feet (the “Subleased Premises”) as shown on Exhibit “B” attached hereto.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, Sublessor and Sublessee, intending to be legally bound hereby, covenant and agree as follows:

1 ..            Subleased Premises. Sublessor hereby subleases to Sublessee, and Sublessee hereby subleases from Sublessor, the Subleased Premises. Sublessee shall have, as appurtenant to the Subleased Premises, the appurtenant rights set forth in Sections 2.2(a) and (b) of the Prime Lease.

2.             Condition of the Subleased Premises. Sublessor shall deliver and Sublessee shall accept the Subleased Premises in its then “AS IS” condition existing as of the date of this Sublease, broom clean and with all occupants and personal property removed (except as otherwise provided hereunder) without requiring any alterations, improvements, repairs or decorations to be made by Sublessor, or at Sublessor’s expense. Notwithstanding the foregoing, prior to the Sublease Commencement Date (as hereinafter defined), Sublessor shall remove all furniture and personal property located within the Subleased Premises except such furniture and personal property described on Exhibit “C” attached hereto and incorporated herein by reference (the “Personal Property”). Sublessee shall surrender the Personal Property to Sublessor in its present condition and repair, normal wear and tear and casualty excepted, upon the expiration or earlier termination of this Sublease.

3.             Term of Sublease. The term of this Sublease (the “Term”) shall commence on the date Sublessor delivers possession of the Subleased Premises to Sublessee in the condition set forth in Section 2 hereof, which is anticipated to be August 16, 2004, and which shall be confirmed by the parties in writing (the “Sublease Commencement Date”) and shall expire on March 31,2008 (the “Sublease Expiration Date”) unless sooner terminated as hereinafter provided.

4.             Rent.

(a)           Annual Rent.   The annual rent (“Annual Rent”) for the Subleased Premises shall be One Hundred Twenty Six Thousand Nine Hundred Eighty Four and 00/100 Dollars ($126,984.00), payable in equal monthly installments of Ten Thousand Five Hundred Eighty Two and 00/100 Dollars ($10,582.00) each. The Annual Rent shall be payable in advance, without any previous demand therefor, in equal monthly installments as set forth above, on the first day of each month during the Term commencing with the month in which the Sublease Commencement Date occurs; provided, however, that if the Sublease Commencement Date falls on a day other than the first day of the month then the Annual Rent due with respect to such month of the Term shall be prorated and be due on the Sublease Commencement Date, and if the Sublease Expiration Date falls on a day other than the last day of the month, then the Annual Rent due with respect to such month of the Term shall be prorated. Checks for the Annual Rent shall be made payable to Alkermes, Inc. and mailed to 88 Sidney Street, Cambridge, Massachusetts 02139.

(b)           Additional Rent.

(i)            Commencing on the Sublease Commencement Date, Sublessee shall pay to Sublessor, as additional rent, Sublessee’s Allocable Share (as hereinafter defined) of the amount of “Tenant’s Tax Expense Allocable to the Premises” (as defined in the Prime Lease) in excess of the Tenant’s Tax Expense Allocable to the Premises for fiscal year 2004 (i.e. July 1, 2003 through and including June 30, 2004) and the amount of the “Tenant’s Operating Expenses Allocable to the Premises” (as defined in the Prime Lease) in excess of Tenant’s Operating Expenses Allocable to the Premises for calendar year 2004. Such amounts shall be due and payable in the time and in the manner set forth in the Prime Lease as if Sublessee were the Tenant and Sublessor were the Landlord. As of the date hereof, the parties agree that Sublessee’s “Allocable Share” is 10.56% (6,864 rentable square feet of the Subleased Premises divided by 64,973 rentable square feet of the Premises).

(ii)           During the Term, Sublessee shall pay within five (5) days of receipt of a copy of the invoice from Sublessor, on account of electricity furnished to the Subleased Premises, 92.7% of all electricity charges reflected on the separate meter serving that portion of Sublessor’s Premises comprised of the first floor (and consisting of 7,407 square feet).

(c)           Late Payments. Sublessee shall pay interest from the date due, at an annual rate of ten percent (10%) of any installments of Annual Base Rent or other payments which are not received by Sublessor within ten (10) days after written notice from Sublessor that such payment was not received.

5.             Security Deposit. Upon execution of this Sublease by Sublessee, Sublessee shall pay to Sublessor in United States currency a security deposit in the amount of $31,746.00 (the “Security Deposit”), to be retained throughout the Term by Sublessor as security for the payment by Sublessee of the rent herein agreed to be paid and for the faithful

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performance by Sublessee of the covenants contained in this Sublease.  In lieu of providing cash, Sublessee may provide such Security Deposit in the form of an unconditional, irrevocable letter of credit with a term of not less than one (1) year to be deposited with Sublessor, in the amount of the Security Deposit, which letter of credit shall be in form and substance and issued by a lending institution reasonably acceptable to Sublessor. Sublessee shall deliver to Sublessor a replacement letter of credit not later than thirty (30) days before the expiration of any current letter of credit on deposit with Sublessor, and the failure to do so (or upon receipt of notice from the issuer of any such letter of credit that it will not be renewed through the Sublease Expiration Date) shall constitute an immediate Event of Default hereunder, and, in addition to all other remedies available to Sublessor, Sublessor shall be entitled to draw on the letter of credit and hold the proceeds as cash security. If, following the posting of the Security Deposit, at any time, there exists an Event of Default, Sublessor shall be entitled, in its sole discretion, to use the Security Deposit or so much thereof as may be necessary, in payment of (a) any rent and/or additional rent for the payment of which Sublessee shall then be in default beyond any applicable notice and cure period, (b) any expense incurred by Sublessor in curing any such default, and (c) any damages, costs or expenses (including reasonable attorneys’ fees) incurred by Sublessor in connection with the default or in causing Sublessee to restore and refund the portion of the Security Deposit so used or applied by Sublessor. Unless otherwise required by law, the Security Deposit shall not be required to be segregated from the other funds of Sublessor and no interest shall be paid by Sublessor to Sublessee with respect to the Security Deposit. In the event Sublessor must utilize the Security Deposit, or any portion thereof for the purposes permitted under this Section, Sublessee shall restore same to Sublessor within ten (10) days of its receipt of Sublessor’s written demand therefor. Any portion of the Security Deposit which shall not be utilized by Sublessor for any purpose permitted under this Section shall be returned to Sublessee within thirty (30) days following the expiration of this Sublease and surrender of possession as provided herein. Failure to pay the Security Deposit within ten (10) days after the execution date of this Sublease shall constitute an Event of Default, in which event, in addition to the remedies available to Sublessor pursuant to this Sublease, Sublessor, in its absolute discretion, may refuse to permit Sublessee to enter the Subleased Premises.

6.             Parking. Sublessee subleases from Sublessor, at the Landlord’s prevailing market rate (currently $210 per space per month) ten (10) parking spaces located in the 80 Landsdowne Street garage. Such amounts due shall be deemed additional rent under this Sublease.

7.             Services Provided by Landlord. Sublessor shall have no obligation to provide any services of any nature whatsoever to Sublessee or to the Subleased Premises. However, Sublessor shall use best efforts to cause Landlord to provide to and for the benefit of the Subleased Premises each and all of the services which Landlord is required to provide to and for the benefit of the Subleased Premises pursuant to the terms and provisions of the Prime Lease. Provided Sublessor makes such best efforts, Sublessor shall have no liability to Sublessee if Landlord fails to provide such services in any manner or to any degree.

8.             Use. The Subleased Premises shall be used and occupied solely for the uses permitted under the Prime Lease and for no other purpose (the “Permitted Uses”).

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9.             Maintenance; Alterations.

(a)           Sublessee shall maintain the Subleased Premises in good, clean, safe and orderly condition throughout the Term, normal wear and tear and casualty excepted, and shall comply with all requirements of Articles 4 and 5 of the Prime Lease.

(b)           Sublessee shall not make alterations or additions to the Subleased Premises without prior written approval by Sublessor and Landlord, which approval of Sublessor shall not be unreasonably withheld or delayed. Subject to the Landlord’s prior written consent, Sublessor and Sublessee agree that Sublessee shall be permitted to complete the work described on Exhibit “D” attached hereto and incorporated herein. Sublessee agrees to pay promptly when due the entire cost of any work done on the Subleased Premises by Sublessee, its agents, employees or independent contractors, and not to cause or permit any liens for labor or materials performed or furnished in connection therewith to attach to the Subleased Premises or the Building or the real property on which the Building is located and promptly to discharge or bond over any such liens which may so attach. If any such lien shall be filed against the Subleased Premises, the Building or the real property on which the Building is located and the Sublessee shall fail to cause such lien to be discharged, or bonded over, within fifteen (15) days after receipt by Sublessee of notice of the filing thereof, Landlord and/or Sublessor, after a further five (5) days written notice, may cause such lien to be discharged by payment, bond or otherwise without investigation as to the validity thereof or as to any offsets or defenses which Sublessee may have with respect to the amount claimed. Sublessee shall reimburse Landlord or Sublessor, as applicable, as additional rent, for any cost so incurred and shall indemnify and hold harmless Landlord and Sublessor from and against any and all claims, costs, damages, liabilities and expenses (including reasonable attorneys’ fees) which may be incurred or suffered by Landlord and/or Sublessor by reason of any such lien or its discharge.

10.           Sublessee’s Covenants. Sublessee covenants during the Term:

(a)           to pay when due all Annual Rent, additional rent and other charges;

(b)           to keep the Subleased Premises in the same order, repair and condition as of the date Sublessor delivers the Subleased Premises to Sublessee, reasonable wear and tear and damage by fire or other casualty only excepted, including, without limitation, all glass and doors within the Subleased Premises, and replace all of the same with glass and material of the same quality as that injured or broken, and, at the expiration or termination of this Sublease, peaceably to yield up the Subleased Premises and all alterations and additions thereto in the same order, repair and condition as of the date Sublessor delivered the Subleased Premises to Sublessee, reasonable wear and tear and damage by fire or other casualty excepted, first removing all personal property, including telephone equipment, goods and effects of Sublessee, together with any furniture (including, but not limited to, modular furniture and bookshelves) or fixtures attached to the Subleased Premises by Sublessee, and Sublessee shall repair any damage caused by such removal. Landlord and/or Sublessor may require removal by the Sublessee of all or any portion of any alterations and additions made to the Subleased Premises, so long as Landlord or Sublessor, as applicable, advises Sublessee of such requirement, in writing, prior to the installation of the alteration or addition by Sublessee. If Sublessee fails to inform Landlord

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and Sublessor, in writing, at least fifteen (15) days prior to the installation of the alteration or addition, thereby preventing Landlord and/or Sublessor from making a determination as to whether it will want such addition or alteration removed from the Subleased Premises prior to its installation, then Landlord and Sublessor shall advise Sublessee in writing of such determination within fifteen (15) days after Sublessee gives Landlord and Sublessor written notice requesting that Landlord and Sublessor make such determination.  In the event of such removal, Sublessee shall repair any damage caused by such removal, and Sublessee shall leave the Subleased Premises broom clean and neat;

(c)           to use and occupy the Subleased Premises only for the Permitted Uses; and agrees not to injure or deface the Subleased Premises or the Building; nor to permit in the Subleased Premises any flammable fluids or chemicals, or nuisance, or hazardous substances in amounts in violation of any law, or the emission from the Subleased Premises of any objectionable noise or odor, nor to use or devote the Subleased Premises or any part thereof for any purpose other than the Permitted Uses, nor any use thereof which is inconsistent with the standards of the Building, or which is contrary to law or ordinance or liable to invalidate or increase the premiums for any insurance on the Building or its contents or liable to render necessary any alteration or addition to the Building;

(d)           not to assign, mortgage, pledge or otherwise transfer this Sublease or to make any sublease, or to permit occupancy of the Subleased Premises or any part thereof by anyone other than Sublessee, without the prior written consent of Landlord and Sublessor. A transfer by operation of law, whether by execution, insolvency or bankruptcy, merger or otherwise, shall be deemed to be an unauthorized transfer within the meaning of this clause (d). Notwithstanding the foregoing, Sublessee shall have the right to assign or otherwise transfer this Sublease or to make any sublease of the Subleased Premises without obtaining the prior written consent of Sublessor (but still subject to the prior written consent of Landlord which is required in all cases) (i) to an entity owning a majority of Sublessee or to a majority owned subsidiary or to an entity which is majority owned by the same entity which owns a majority of Sublessee, provided that (A) the transferee shall, subject to applicable law, regulation or prior binding agreement, prior to the effective date of the transfer, deliver to Sublessor instruments evidencing such transfer and its agreement to assume and be bound by all the terms, conditions and covenants of this Sublease to be performed by Sublessee, all in form reasonably acceptable to Sublessor, and (B) at the time of such transfer there shall not be any Events of Default hereunder; or (ii) to the purchaser of at least 50% of its assets or stock, or to any entity into which the Sublessee may be merged or consolidated (along with all or substantially all of its assets) (the “Acquiring Company”), provided that (A) the net worth of the Acquiring Company upon the consummation of the transfer or merger shall not be less than the net worth of the Sublessee at the time immediately prior to such transfer or merger, (B) the Acquiring Company continues to operate the business conducted in the Subleased Premises consistent with the permitted use of the Subleased Premises, (C) the Acquiring Company shall assume in writing, in form reasonably acceptable to Sublessor, all of Sublessee’s obligations under this Sublease, (D) Sublessee shall provide to Sublessor such additional information regarding the Acquiring Company as Sublessor shall reasonably request, and (E) Sublessee shall pay Sublessor’s reasonable out-of-pocket expenses incurred in connection therewith. Whether or not Sublessor consents, or is required to consent, to any assignment or other transfer of this Sublease or to any sublease of the Subleased Premises, Sublessee shall remain fully and primarily liable for the obligations of Sublessee

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hereunder, including, but not limited to, the obligation to pay Annual Rent and additional rent provided under this Sublease;

(e)           to defend, hold harmless and indemnify Sublessor and Landlord, and any mortgagee and any lessor under any ground or underlying lease, and their respective officers, directors, contractors, agents and employees, successors and assigns from and against any and all liability (statutory and otherwise), claims, suits, demands, damage, judgments, costs, interest and expenses (including, but not limited to, counsel fees and all disbursements incurred in the defense of any action or proceeding), to which they or any of them may be subject or which they may suffer by reason of any claim for, any injury to, or death of, any person or persons or damage to property (including any loss of use thereof) or otherwise arising from or in connection with Sublessee’s use of or from any work, installation or thing whatsoever done by Sublessee, its agents, employees, contractors, servants, licensees, invitees or anyone else acting on behalf of Sublessee in the Subleased Premises prior to, during, or subsequent to, the term of this Sublease or arising from any condition of the Subleased Premises due to or resulting from any default by Sublessee in the performance of Sublessee’s obligations under this Sublease, or from any act or omission of Sublessee or any of Sublessee’s agents, contractors, servants, employees, licensees or invitees (other than by Landlord or Sublessor, their agents or employees);

(f)            to maintain with responsible companies qualified to do business in Massachusetts, and in good standing, (i) commercial general liability insurance against claims for personal injury, death or property damage (on an occurrence basis) with respect to the business carried on by Sublessee in or from the Subleased Premises and Sublessee’s use and occupancy of the Subleased Premises and other parts of the Building, with limits which shall be not less than $1,000,000 per occurrence and a $6,000,000 umbrella policy, (ii) “special form” property insurance in an amount to cover 100% of the replacement cost of Sublessee’s personal property and fixtures in the Subleased Premises, and (iii) workmen’s compensation insurance with statutory limits covering all of Sublessee’s employees working in the Subleased Premises. All such policies shall bear the endorsement that the policies will not be cancelled, modified or not renewed until after thirty (30) days written notice to Sublessor and shall include Sublessor and Landlord as additional insureds. Certificates evidencing all such policies, and any renewals thereof, shall be filed with Sublessor;

(g)           that all of the furnishings, fixtures, equipment, effects and property of every kind, nature and description of Sublessee and all persons claiming by, through or under Sublessee which, during the continuance of this Sublease or any occupancy of the Subleased Premises by Sublessee or anyone claiming under Sublessee, may be on the Subleased Premises or elsewhere in the Building, shall be at the sole risk and hazard of Sublessee; and if the whole or any part thereof shall be destroyed or damaged by fire, water, rain, snow or otherwise, or by the leakage or bursting of water pipes, steam pipes, or other pipes, by theft or from any other cause, no part of said loss or damage is to be charged to or to be borne by Sublessor or Landlord;

(h)           to permit Sublessor and Landlord and their agents: to inspect the Subleased Premises at reasonable times upon at least twenty-four (24) hours prior notice and at anytime in the event of an emergency; and, if Sublessor shall so elect, to make any repairs or replacements Sublessor or Landlord may deem necessary, using reasonable efforts to avoid

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unnecessary inconvenience to Sublessee by reason thereof, such repairs, to the extent necessitated by the fault or negligence of Sublessee, its agents or employees, to be at Sublessee’s expense; to remove, at Sublessee’s expense, any alterations, additions, signs, curtains, blinds, shades, awnings, aerials, flagpoles or the like not consented to in writing or permitted by or pursuant to this Sublease or otherwise; and (x) to show the Subleased Premises to prospective tenants during the six (6) month period preceding expiration of the Term, and (y) to prospective purchasers and mortgagees at any time upon at least twenty-four (24) hours prior notice during the Term;

(i)            not to place upon the floors of the Subleased Premises any load which exceeds the safe carrying capacity of the structure as determined by Landlord or Sublessor in their sole discretion; and not without Landlord’s and Sublessor’s prior written consent, to install or locate or thereafter move or relocate any safe, vault or other heavy equipment in, about or out of the Subleased Premises except in such manner and at such time as Landlord and Sublessor shall in each instance authorize. Sublessee shall not install any mechanical equipment which causes vibration or noise that may be transmitted to the Building structure or to any other space in the Building;

(j)            to provide for itself such telephone service and other services or supplies as it may require and which Sublessor or Landlord have not expressly agreed to furnish. Sublessee shall not install utility electric lines of any sort without the prior written consent of Landlord and Sublessor;

(k)           to comply with all of the terms and conditions of the Prime Lease with respect to the Subleased Premises, parking areas and all common areas as though Sublessee were the Lessee under the Prime Lease; and

(l)            to comply with all laws, ordinances, rules or regulations applicable to Sublessee or Sublessee’s use of the Subleased Premises now or hereafter in effect of all governmental authorities having jurisdiction over the Subleased Premises.

11.           Events of Default. Sublessee shall be in default under this Sublease upon the occurrence of any of the following events (hereinafter referred to as “Events of Default”):

(a)           Sublessee fails to pay any installment of Annual Rent, additional rent or other sum of money within five (5) days after written notice that the same is due and payable; provided, however, that Sublessor shall not be required to provide such written notice more than two (2) times in any twelve (12) month period; or

(b)           Sublessee fails to perform any other obligation hereunder, which failure shall continue unremedied by Sublessee for a period of twenty (20) days after written notice thereof shall have been given to Sublessee by Sublessor or Landlord (provided, however, that in case of breaches that are not reasonably susceptible to cure within twenty (20) days through the exercise of due diligence, then so long as Sublessee commences such cure within twenty (20) days, Sublessee shall have an additional sixty (60) days to diligently pursue such cure to completion; or

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(c)           Sublessee makes any assignment for the benefit of creditors, commits any act of bankruptcy or files a petition under any bankruptcy or insolvency law; or if such a petition is filed against Sublessee and is not dismissed within sixty (60) days; or if a receiver or similar officer becomes entitled to Sublessee’s leasehold hereunder and it is not returned to Sublessee within sixty (60) days; or if such leasehold is taken on execution or other process of law in any action against Sublessee; or

(d)           The occurrence of any other event described as constituting an “Event of Default” elsewhere in this Sublease.

12.           Sublessor’s Remedies. Upon the occurrence of an Event of Default, Sublessor, without notice to Sublessee in any instance (except where expressly provided for below or by applicable law) may do any one or more of the following:

(a)           Declare due and payable and sue for and recover, all unpaid rent for the unexpired period of the Term as if by the terms of this Sublease the same were payable in advance, together with all reasonable legal fees and other expenses incurred by Sublessor in connection with the enforcement of any of Sublessor’s rights and remedies hereunder.

(b)           Distrain, collect or bring action for such rent as being in arrears, or file a proof of claim in any bankruptcy or insolvency proceeding for such rent, or institute any other proceedings, whether similar or dissimilar to the foregoing, to enforce payment thereof.

(c)           Terminate this Sublease in which event Sublessee shall immediately surrender the Subleased Premises to Sublessor, and if Sublessee fails to do so, Sublessor may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Subleased Premises and expel or remove Sublessee and any other person who may be occupying the Subleased Premises or any part thereof, by force if necessary, without being liable for prosecution or any claim for damages therefor, and Sublessee agrees to pay to Sublessor on demand the amount of all loss and damage which Sublessor may suffer by reason of such termination, whether through inability to relet the Subleased Premises on satisfactory terms or otherwise, including the loss of rental for the remainder of the Term.

(d)           Enter upon and take possession of the Subleased Premises and expel or remove Sublessee and any other person who may be occupying the Subleased Premises or any part thereof, by force if necessary, without being liable for prosecution of any claim for damages therefor, and if Sublessor so elects, relet the Subleased Premises on such terms as Sublessor shall deem advisable and receive the rent therefor, and Sublessee agrees to pay to Sublessor on demand any deficiency that may arise by reason of such reletting for the remainder of the Term.

(e)           If Sublessee fails to perform any covenant or observe any condition to be performed or observed by Sublessee hereunder or acts in violation of any covenant or condition hereof, Sublessor may, but shall not be required to on behalf of Sublessee, perform such covenant and/or take such steps, including entering upon the Subleased Premises, as may be necessary or appropriate to meet the requirements of any such covenant or condition,

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and all costs and expenses incurred by Sublessor in so doing, including reasonable legal fees, shall be paid by Sublessee to Sublessor upon demand, plus interest at the rate of 10% per annum from the date of expenditure(s) by Sublessor, as additional rent. Sublessor’s proceeding under the rights reserved to Sublessor under this subsection shall not in any way prejudice or waive any rights as Sublessor might otherwise have against Sublessee by reason of Sublessee’s default.

(f)            Exercise any other rights and remedies available to Sublessor at law or in equity. Unless Sublessor delivers to Sublessee written notice of Sublessor’s intent to terminate this Sublease, (i) no reentry or taking possession of the Subleased Premises by Sublessor; or (ii) forfeiture or waiver of any rent due to Sublessor hereunder; or (iii) forfeiture or waiver of any damages accruing to Sublessor by reason of the violation of any of the terms, provisions and covenants herein contained, shall be construed as an election on the part of Sublessor to terminate this Sublease. Sublessor’s acceptance of rent following an Event of Default hereunder shall not be construed as Sublessor’s waiver of such Event of Default. No waiver by Sublessor of any violation or breach of any of the terms, provisions and covenants herein contained shall be deemed or construed to constitute a waiver of any other violation or default. The loss or damage that Sublessor may suffer by reason of termination of this Sublease or the deficiency from any reletting as provided for above shall include the expense of repossession and any repairs or remodeling undertaken by Sublessor following possession. Should Sublessor at any time terminate this Sublease for any default, Sublessee shall not be relieved of its liabilities and obligations hereunder, and, in addition to any other remedy Sublessor may have, Sublessor may recover from Sublessee all damages Sublessor may incur by reason of such default, including the cost of recovering the Subleased Premises and the loss of rental for the remainder of the Term. Sublessee’s obligations and liabilities under this Sublease shall also survive repossession and reletting of the Subleased Premises by Sublessor pursuant to the foregoing provisions of this subsection.

(g)           All rights and remedies of Sublessor and Sublessee herein enumerated shall be cumulative, and none shall exclude any other right or remedy allowed by law. In addition to the other remedies set forth in this Sublease, Sublessor shall be entitled to the restraint by injunction of the violation or attempted violation of any of the covenants, agreements or conditions of this Sublease.

13.           Miscellaneous.

(a)           If any term of this Sublease, or the application thereof to any person or circumstances, shall, to any extent, be invalid or unenforceable, whether by operation of the laws of bankruptcy, insolvency or otherwise, the remainder of this Sublease, or the application of such term to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term of this Sublease shall be valid and enforceable to the fullest extent permitted by law.

(b)           All of the terms, provisions, covenants and conditions of the Prime Lease are incorporated herein by reference and made a part hereof and are superior to this Sublease, except as otherwise expressly provided and except that Sublessee shall be obligated to pay the Annual Rent and additional rent provided for in this Sublease and not the amounts of rent and additional rent provided to be paid by Sublessor under the Prime Lease. Subject to the first

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sentence of this subsection, as between the parties hereto, Sublessee hereby assumes all of the obligations of Sublessor as Tenant under the Prime Lease with respect to the Subleased Premises. Subject to the first sentence of this subsection, as between the parties hereto, Sublessor shall have all of the rights of Landlord under the Prime Lease as against Sublessee. Sublessee shall have no right to extend the Term of this Sublease or to expand into additional space.

(c)           All rights of Sublessee under this Sublease are subject to the Prime Lease.

(d)           Sublessor shall have no liability whatsoever for any default by Landlord under the Prime Lease.

(e)           If for any reason the Prime Lease shall expire or terminate before the Sublease Expiration Date, then this Sublease shall also expire or terminate on the same date that the Prime Lease expires or terminates. In such event, neither Landlord nor Sublessor shall in any way be responsible or liable to Sublessee for the early termination of this Sublease, other than a voluntary surrender by Sublessor prohibited by this Sublease.

(f)            The provisions of this Sublease to the contrary notwithstanding, Sublessee agrees that neither Sublessor nor any of its owners, officers, directors, agents or employees shall have any personal liability with respect to the provisions of this Sublease and neither Sublessee nor any person claiming under, by or through Sublessee shall be entitled to take any action to procure a money judgment in personam against any person or entity who is an owner, officer, director, agent or employee of Sublessor or any of its or their successors and assigns, heirs or personal representatives.

(g)           If there is any conflict or variance between the provisions of this Sublease and the provisions of the Prime Lease, the provisions of the Prime Lease shall supersede the provisions of this Sublease. Unless otherwise provided herein, all capitalized terms used herein shall have the same meaning as set forth in the Prime Lease.

(h)           Neither Sublessor nor Sublessee shall be liable to the other party or to any insurance company (by way of subrogation or otherwise) insuring the other party for any loss or damage to any building, structure or other tangible property, or any resulting loss of income, or losses under workmans’ compensation laws and benefits, even though such loss or damage might have been occasioned by the negligence of such party, its agents or employees if, and to the extent, that any such loss or damage is covered by insurance benefiting the party suffering such loss or damage or was required to be covered by insurance pursuant to this Sublease.

(i)            This Sublease contains all of the agreements of the parties with respect to the subject matter thereof and supersedes all prior dealings between them with respect to such subject matter.

(j)            The headings in this Sublease are for purposes of reference only and shall not limit or define the meanings hereof.

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(k)           This Sublease and the rights and obligations of the parties hereunder shall be construed in accordance with the laws of the Commonwealth of Massachusetts.

(1)           Any notice given or to be given under this Sublease shall be in writing and shall be given by United States registered or certified mail, return receipt requested, or by a nationally recognized overnight delivery service, with all delivery and postage charges prepaid, and shall be deemed to have been given on the date such notice is actually received or refused, or if unclaimed, on the third day following the day on which the same shall have been sent by a nationally recognized overnight delivery service or deposited with the United States Post Office. Any such communication shall be sent to the respective parties at their address set forth in the first paragraph of this Sublease and, in the case of Sublessee, with a copy to Jonathan Kravetz, Esquire, Mintz Levin Cohn Ferris Glovsky and Popeo, P.C., One Financial Center, Boston, MA 02111, or such other address as shall be designated by the receiving party in writing.

(m)          Neither Sublessor nor Sublessee has dealt with any broker or agent in connection with the negotiation or execution of this Sublease, other than Meredith & Grew, whose commission shall be paid by Sublessor pursuant to a separate written agreement. Sublessee and Sublessor shall each indemnify the other against all costs, expenses, attorneys’ fees, liens and other liability for commissions or other compensation claimed by any broker or agent claiming the same by, through, or under the indemnifying party.

(n)           Sublessor shall promptly give Sublessee a copy of any (i) notice of default or termination that affects the Subleased Premises and Sublessee’s occupancy, (ii) notice otherwise affecting the existence or validity of this Sublease, or (iii) notice relating to any casualty or taking.

(o)           Sublessor warrants and represents to Sublessee that (i) a true and correct copy of the Prime Lease is attached hereto as Exhibit “A”, and the Prime Lease has not since been amended or modified, (ii) Sublessor has not received notice of default of any of the provisions of the Prime Lease, (iii) Sublessor has no actual knowledge of any claim by Landlord that Sublessor is in default or breach of any of the provisions of the Prime Lease, and (iv) Landlord is not in default under the Prime Lease. Sublessor further represents and warrants that it will not, without the consent of Sublessee, either terminate the Prime Lease, voluntarily surrender the Subleased Premises prior to the expiration of the Sublease Term, or amend the Prime Lease as it affects the Subleased Premises.

(p)           To the extent permitted by Landlord, Sublessee shall have the right to Building standard signage at the entrance to the Subleased Premises.

(q)           Sublessor shall use its best efforts to assist Sublessee, at no cost or expense to Sublessor, in requesting permission from Landlord to mount a wireless antenna on the roof of the Building for Sublessee’s internal communications use. Sublessor has no objection to such antenna and acknowledges and agrees that Sublessor’s consent is not required in connection with such antenna.

11

(r)            The terms and conditions of this Sublease, and the effectiveness thereof, are expressly contingent upon the written approval of Landlord. The terms of Landlord’s consent to this Sublease shall be reasonably satisfactory to Sublessor and Sublessee.

IN WITNESS WHEREOF, Sublessor and Sublessee have duly executed this Sublease the day and year first above written.

SUBLESSOR:

ALKERMES, INC.

By:	/s/ James Frates
Name: James Frates
Title: VP

SUBLESSEE:

IMMUNOGEN, INC.

By:	/s/ Virginia A Lavery
Name: VIRGINIA A LAVERY
Title: VP FINANCE

12

Exhibit “A”

Prime Lease

A-1

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (hereinafter referred to as the “Amendment”) is dated as of this    day of April, 2002, by and between FOREST CITY 64 SIDNEY STREET, INC., a Massachusetts corporation (“Landlord”) and ALKERMES, INC., a Pennsylvania corporation (“Tenant”). Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to such term in the Lease (as hereinafter defined).

WITNESSETH

WHEREAS, Landlord and Tenant entered into that certain Lease dated October 26, 2000, for premises in the building located at 64 Sidney Street, Cambridge; and

WHEREAS, Landlord and Tenant desire to extend the Initial Term of the Lease with respect to Suite 300 and Suite 180;

WHEREAS; Landlord and Tenant desire to amend the Annual Fixed Rent for the Initial Term with respect to Suite 300 and Suite 180; and

WHEREAS, Landlord desires to provide Tenant with an improvement allowance for Suite 300 and Suite 180.

NOW, THEREFORE, in consideration of the premises and mutual covenants hereinafter contained and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.                                       Effective as of the date hereof, Section 1.2 of the Lease shall be amended to include the following term and definition:

“Rental Changeover Date” means that date which is the earlier to occur of (i) thirty (30) days from date Tenant first occupies space in the building located at 88 Sidney Street pursuant to the 88 Sidney Lease, or (ii) August 1, 2002.

2.                                       Effective as of the 88 Sidney Rent Commencement Date, Section 2.1(b) of the Lease shall be deleted in its entirety.

3.                                       Effective as of the 88 Sidney Rent Commencement Date, the third and fourth bullet points in the term “Annual Fixed Rent for the Initial Term” set forth on Exhibit A to the Lease shall be deleted in their entirety and replaced with the following:

•                  With respect to the Rentable Floor Area of Suite 300: (i) $25.24 per rentable square foot for the period from the Commencement Date until the Rental Changeover Date, (ii) $56.00 per rentable square foot for the period from the Rental Changeover Date until the fifth anniversary of the 88 Sidney Rent Commencement Date, and (iii) $59.00 per rentable square foot for the period from the fifth anniversary of the 83 Sidney Rent Commencement Date for the remainder of the Initial Term.

•                  With respect to the Rentable Floor Area of Suite 180: (i) $15.25 per rentable square foot for the period from the Commencement Date until the Rental Changeover Date, (ii) $22.00 per rentable square foot for the period from the Rental Changeover Date until the fifth anniversary of the 88 Sidney Rent Commencement Date, and (iii) $25.00 per rentable square foot for the period from the fifth anniversary of the 88 Sidney Rent Commencement Date for the remainder of the Initial Term.

4.                                       Landlord and Tenant hereby confirm and agree that the Leasehold Improvement Allowance shall apply to Suites 300 and 180.

5.                                       This Amendment may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

6.                                       The Lease, as amended hereby, is in full force and effect, and is ratified and confirmed, and there are no other amendments or modifications thereto.

7.                                       This Amendment will be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment under seal, as of the day, month and year first above written.

LANDLORD:

FOREST CITY 64 SIDNEY STREET, INC.,
a Massachusetts corporation

By:	/s/ Michael Farley
Name: Michael Farley
Title: Vice President

TENANT:

ALKERMES, INC.,
a Pennsylvania corporation

By:	/s/ Virginia A. Lavery
Name:
Title:

LEASE

64 Sidney Street

Cambridge, Massachusetts

LANDLORD
FOREST CITY 64 SIDNEY STREET, INC.

TENANT
ALKERMES, INC.

Dated: October 26, 2000

(i)

ARTICLE 6
TENANT COVENANTS
Section 6.1	Permitted Uses
Section 6.2	Laws and Regulations
Section 6.3	Rules and Regulations; Signs
Section 6.4	Safety Compliance
Section 6.5	Landlord’s Entry
Section 6.6	Floor Load
Section 6.7	Personal Property Tax
Section 6.8	Assignment and Subleases

ARTICLE 7
INDEMNITY AND INSURANCE
Section 7.1	Indemnity
Section 7.2	Liability Insurance
Section 7.3	Personal Property at Risk
Section 7.4	Landlord’s Insurance
Section 7.5	Waiver of Subrogation
Section 7.6	Policy Requirements

ARTICLE 8
CASUALTY AND EMINENT DOMAIN
Section 8.1	Restoration Following Casualties
Section 8.2	Landlord’s Termination Election
Section 8.3	Tenant’s Termination Elections
Section 8.4	Casualty at Expiration of Lease
Section 8.5	Eminent Domain
Section 8.6	Rent After Casualty or Taking
Section 8.7	Temporary Taking
Section 8.8	Taking Award
Section 8.9	Casualty or Eminent Domain Affecting Parking Privileges

ARTICLE 9
DEFAULT
Section 9.1	Tenant’s Default
Section 9.2	Damages
Section 9.3	Cumulative Rights
Section 9.4	Landlord’s Self-help
Section 9.5	Enforcement Expenses; Litigation
Section 9.6	Late Charges; Interest on Overdue Payments
Section 9.7	Landlord’s Right to Notice and Cure; Tenant’s Self-Help Rights

ARTICLE 10
MORTGAGEES’ AND GROUND LESSORS’ RIGHTS
Section 10.1	Subordination

(ii)

Section 10.2		Prepayment of Rent not to Bind Mortgagee or Ground Lessor
Section 10.3		Tenant’s Duty to Notify Mortgagee and Ground Lessor; Mortgagee’s and Ground Lessor’s Ability to Cure
Section 10.4		Estoppel Certificates
Section 10.5		Subordination, Nondisturbance and Attornment Agreements

ARTICLE 11
SECURITY DEPOSIT

ARTICLE 12
MISCELLANEOUS
Section 12.1		Notice of Lease
Section 12.2		Notices
Section 12.3		Successors and Limitation on Liability
Section 12.4		Waivers
Section 12.5		Acceptance of Partial Payments of Rent
Section 12.6		Interpretation and Partial Invalidity
Section 12.7		Quiet Enjoyment
Section 12.8		Brokerage
Section 12.9		Surrender of Premises and Holding Over
Section 12.10		Ground Lease
Section 12.11		Financial Reporting
Section 12.12		Cambridge Employment Plan
Section 12.13		Truck Delivery Routes; Traffic Mitigation Measures
Section 12.14		Parking and Transportation Demand Management
Section 12.15		Laboratory Animals
Section 12.16		No Consequential Damages
Section 12.17		Governing Law

EXHIBIT A	-	Basic Lease Terms
EXHIBIT B	-	Legal Description
EXHIBIT B- l	-	Depiction of Premises
EXHIBIT B-2	-	Map of University Park
EXHIBIT C	-	Work Letter
EXHIBIT D	-	Standard Services
EXHIBIT E	-	Rules and Regulations
EXHIBIT F	-	Intentionally Omitted
EXHIBIT G	-	Form of MIT Non-Disturbance Agreement
EXHIBIT H	-	Intentionally Omitted
EXHIBIT I	-	Expedited Dispute Resolution Procedure

(iii)

LEASE

ARTICLE 1

RECITALS AND DEFINITIONS

Section 1.1                                      Recitals. This Lease (this “Lease”) is entered into this 26th day of October, 2000 by and between Forest City 64 Sidney Street, Inc. (the “Landlord”), a Massachusetts corporation, and Alkermes, Inc. (the “Tenant”), a Pennsylvania corporation.

In consideration of the mutual covenants herein set forth, the Landlord and the Tenant do hereby agree to the terms and conditions set forth in this Lease.

Section 1.2                                      Definitions. The following terms shall have the meanings indicated or referred to below:

“Additional Rent” means all charges payable by the Tenant pursuant to this Lease other than Annual Fixed Rent, including without implied limitation the Tenant’s parking charges as provided in Section 2.4; the Tenant’s Tax Expense Allocable to the Premises as provided in Section 3.2; the Tenant’s Operating Expenses Allocable to the Premises in accordance with Section 3.3; amounts payable to Landlord for separately submetered utilities and services pursuant to Section 3.4; amounts payable for special services pursuant to Section 3.5; costs for alterations or additions to the Premises exceeding the Tenant’s Allowance (as described in the Work Letter); and the Landlord’s share of any sublease or assignment proceeds pursuant to Section 6.8.

“Annual Fixed Rent” - See Exhibit A, and Section 3.1.

“Base Building Improvements” - See the Work Letter.

“Building” means the building located at 64 Sidney Street, Cambridge, Massachusetts.

“Commencement Date” - See Section 2.5.

“Common Areas” - see Section 2.2.

“Declaration of Covenants” means that certain Declaration of Covenants dated as of December 15, 1997 made by Massachusetts Institute of Technology, as declarant, recorded on March 12, 1998 in the Middlesex South Registry of Deeds as Instrument No. 1065 and filed on March 12, 1998 in the Middlesex South Registry District of the Land Court as Document No. 1058425.

“Default Interest Rate” - see Section 9.6.

“88 Sidney Lease” means that certain lease, dated as of even date herewith, between the Landlord and the Tenant, of the building in University Park located at 88 Sidney Street, Cambridge, Massachusetts.

“88 Sidney Non-fruition Termination” - See Section 2.1(c).

“88 Sidney Rent Commencement Date” - See Section 2.1(b).

“Expedited Dispute Resolution Procedure” means the dispute resolution procedure described in Exhibit I.

“Extension Term” - See Section 2.6.

“Excusable Delay” - See the Work Letter.

“External Causes” means, when referring to a party’s responsibilities under this Lease, collectively Acts of God, war, civil commotion, fire, flood or other casualty, strikes or other extraordinary labor difficulties or shortages of labor or materials or equipment in the ordinary course of trade, extraordinary weather conditions, government order or regulations or other cause not reasonably within the control of such party, and not due to the fault or neglect of such party. In no event shall financial inability be deemed to be an External Cause.

“Garage” - See Exhibit A.

“Initial Leasehold Improvements” means the initial alterations and additions which Tenant is undertaking pursuant to the Work Letter.

“Initial Term” - See Exhibit A.

“Land” means the parcel of land situated in Cambridge, Massachusetts, described in Exhibit B.

“Landlord’s Original Address” - See Exhibit A.

“Lease Year” means each period of one year during the Term commencing on the Commencement Date or on any anniversary thereof.

“Market Rate Parking Charge” means the monthly parking rate for structured parking facilities charged from time to time by owners of parking facilities of similar age and quality, providing similar convenience and proximity to the work environment, and similar services and amenities, in the geographical area in which the Garage is located. As of the date hereof, parking facilities most similar to the Garage are the parking facilities of Cambridge Center, Technology Square and One Kendall Square.

“Parking Passes” - See Exhibit A.

“Permitted Uses” - See Exhibit A.

“Premises” means

(i) the entire rentable area of the fourth (plus the acid neutralization room on the first floor) and fifth floors of the Building, consisting of 27,083 rentable square feet on the fourth floor (which includes the aforesaid first floor space) and 26,148 rentable square feet on the fifth floor, for an aggregate rentable area of 53,231 rentable square feet; and

(ii) the rentable area of Suite 300 on the third floor of the Building, consisting of 4,335 rentable square feet, and the rentable area of Suite 180 on the first floor, consisting of 7,407 rentable square feet, for an aggregate rentable area of 11,742 rentable square feet.

See Exhibit A and Sections 2.1 and 2.3.

“Property” means the Land and the Building.

“Removable Alterations” - See Section 4.2.

“Rules and Regulations” - See Section 6.3.

“Stub Period” means the period, if any, from May 1, 2012 until the scheduled expiration date of the initial term of the 88 Sidney Lease.

“Substantial Completion” - See the Work Letter.

“Tenant’s Original Address” - See Exhibit A.

“Term” means the Initial Term (plus any Stub Period added to the Initial Term under Section 2.8) together with any Extension Term for which an extension option is timely exercised by the Tenant under Section 2.6.

“Termination Date” - See Exhibit A.

“University Park” means the area in Cambridge, Massachusetts, bounded on the North side by Massachusetts Avenue, Green and Blanche Streets, on the East side by Landsdowne, Cross and Purrington Streets, on the South side by Pacific Street and on the West side by Brookline Street, as shown on Exhibit B-2.

“Work Letter” means the letter agreement of even date herewith between the Landlord and Tenant relating to the construction of the leasehold improvements in the Premises attached hereto and made a part hereof as Exhibit C. The Work Letter is incorporated by reference and shall be deemed to be a part of this Lease.

ARTICLE 2

PREMISES AND TERM

Section 2.1                                      Premises.

(a)                                  The Landlord hereby leases to the Tenant, and the Tenant hereby leases from the Landlord, for the Term, the Premises, which shall be comprised of the space illustrated on Exhibit B- l, subject to the exclusion hereinbelow set forth in this Section 2.1, Landlord’s reservations set forth in Section 2.3, such easements, covenants and restrictions as may affect the Property and the terms and conditions of this Lease. The Tenant acknowledges that, except as expressly set forth in this Lease, there have been no representations or warranties made by or on behalf of the Landlord with respect to the Premises, the Building or the Property or with respect to the suitability of any of them for the conduct of the Tenant’s business. The Premises shall exclude the entry and main lobby of the Building, first floor elevator lobby, first floor mail room, the common stairways and stairwells, elevators and elevator wells, boiler room, sprinklers, sprinkler rooms, elevator rooms, mechanical rooms, loading and receiving areas, electric and telephone closets, janitor closets, and pipes, ducts, conduits, wires and appurtenant fixtures and equipment serving exclusively or in common other parts of the Building. If the Premises at any time includes less than the entire rentable floor area of any floor of the Building, the Premises shall also exclude the common corridors, vestibules, elevator lobby, toilets, janitor’s closet, electrical and telephone closet, and freight elevator vestibule located on such floor.

(b)                                 The Tenant shall, on the thirtieth (30th) day following the occurrence of the “Rent Commencement Date” under the 88 Sidney Lease (the “88 Sidney Rent Commencement Date”), surrender a portion of the Premises comprised of Suites 300 and 180 (the “Surrender Space”) upon the terms and conditions of Section 12.9 hereof, and thereupon the Surrender Space shall be deleted from the Premises demised hereunder except and to the extent thereafter reincorporated into the Premises in accordance with Section 2.7 hereof. In the event of an 88 Sidney Non-fruition Termination, the Tenant may not, and shall not, surrender the Surrender Space until the expiration or earlier termination of this Lease, except as otherwise expressly provided in Section 2.1(c) below.

(c)                                  Notwithstanding anything to the contrary set forth in this Lease, if the 88 Sidney Lease should be terminated, whether by the Landlord or the Tenant, pursuant to either Section 2.7 of said 88 Sidney Lease or Article 16 of Exhibit C thereto (“88 Sidney Non-fruition Termination”), then the Tenant shall have the option, exercisable by notice (“Expiration Acceleration Notice”) given to the Landlord within one hundred eighty (180) days of the date of the 88 Sidney Non-fruition Termination, to either (i) accelerate the Termination Date of this Lease with respect to the entire Premises, to the date specified in such Expiration Acceleration Notice, which may not be sooner than twelve (12) months nor later than fifteen (15) months following the date Expiration Acceleration Notice is so given or (ii) accelerate the Termination Date of this Lease only with respect to (x) Suite 300 and 180 only, (y) Suite 300 only or (z) Suite 180 only, in which case the portion of the Premises so identified will be deleted from the Premises on the date specified in such Expiration Acceleration Notice, which may not be sooner than twelve (12) months nor later than fifteen (15) months following the date the Expiration Acceleration Notice is so given. The Tenant’s failure to accelerate the Termination Date of this Lease with respect to the entire Premises or just the portions thereof hereinabove described, by the giving of Expiration Acceleration Notice in accordance with this Section 2.1(c), during the aforesaid one hundred eighty (180) day period, time being of the essence without limitation of anything otherwise set forth in this Lease, shall result in the waiver of the Tenant’s right to so accelerate the Termination Date, and this Lease shall remain in effect with respect to the entire Premises (including without limitation any portion of the Surrender Space not specified in the Expiration Acceleration Notice) subject to the terms and conditions of this Lease without giving effect to Section 2.1(b) and (c) hereof.

Section 2.2                                  Appurtenant Rights.

(a)                                  The Tenant shall have, as appurtenant to the Premises, the nonexclusive right to use in common with others, subject to the Rules and Regulations, (i) the entry, vestibules and main lobby of the Building, first floor mail room, the common stairways, elevators, elevator wells, boiler room, elevator rooms, sprinkler rooms, mechanical rooms, the pipes, sprinklers, ducts, conduits, wires and appurtenant fixtures and equipment serving the Premises in common with others, (ii) common walkways and driveways situated upon the land that are necessary or reasonably convenient for access to the Building, and all other areas in and amenities of University Park as are made available generally to the occupants of University Park or the general public, (iii) access to, and use of in common with other tenants, loading area and freight elevator, janitor’s closet, and electrical and telephone closets, portions of the rooftop Penthouse reserved for Tenant use, provided Tenant has equipment located therein, subject to Rules and Regulations, as hereinafter defined in Exhibit E, then in effect and (iv) if the Premises at any time include less than the entire rentable floor area of any floor, the common toilets, corridors, vestibules, bridges and appurtenant right to the Premises the right to use portions of the roof of the Building, outside of the Base Building Penthouse on the roof, as shall be reasonably designed by Landlord for location of Tenant equipment. All Tenant’s installations of equipment on the roof and any required interior and/or exterior ducts shall be subject to Landlord’s reasonable approval, and in no event shall such installation exceed the live load, or the Base Building System capacity as allocated to Tenant or University Park design guidelines all as approved by Landlord and permitted under the appropriate building code such approval not to be unreasonably withheld or delayed (collectively, the “Common Areas”).

(b)                                 The Tenant shall have, as appurtenant to the Premises, the right to enjoy such easements of ingress and egress over other land within University Park as may benefit the Property as more particularly contemplated under the Declaration of Covenants.

(c)                                  The Tenant shall have, as appurtenant to the Premises, the parking rights set forth in Section 2.4.

Section 2.3                                      Landlord’s Reservations. The Landlord reserves the right from time to time, without unreasonable interference with the Tenant’s use to alter or modify the Common Areas, provided that (i) the Landlord gives the Tenant reasonable advance notice of the Landlord’s contemplated alterations or modifications, with respect to which the Tenant shall have reasonable approvals rights, (ii) any such actions are effected in a good and workmanlike manner at no additional cost to Tenant (other than improvements thereto the costs of which are shared by tenants in University Park pursuant to the Declaration of Covenants), and (iii) such alterations or modifications do not impair Tenant’s access to the Premises or its practical use and enjoyment thereof or of the Common Areas.

Section 2.4                                      Parking Passes. The Landlord shall provide and the Tenant shall pay for Parking Passes (as defined in Exhibit A) for use by the Tenant’s employees in accordance with Exhibit A. Charges for the Tenant’s parking privileges hereunder shall be determined in accordance with Exhibit A, shall constitute Additional Rent and shall be payable monthly to the Landlord, during the Term, from and after the Rent Commencement Date. The Tenant agrees that it and all persons claiming by, through and under it, shall at all times abide by the Rules and Regulations set forth on Exhibit E and any other rules and regulations promulgated by the Landlord in accordance with Section 6.3, of which the Tenant is given written notice, with respect to the use of the parking facilities provided by the Landlord pursuant to this Lease. The Landlord acknowledges that it is the Landlord’s responsibility to assure that holders of Parking Passes who fulfill the requirements of the Rules and Regulations are able to park their motor vehicles in the designated parking facilities.

At the option of the Landlord, the Tenant shall enter into a separate agreement, with the Landlord or a separate entity, or the Landlord may assign the Landlord’s rights and obligations with respect to such parking privileges to a separate entity, upon the same terms and conditions contained in this Lease (and cross-defaulted, both as to the Landlord’s and Tenant’s obligations, with this Lease) for a period which shall have the same expiration date as the Term and which, if this Lease provides for options on the part of the Tenant to extend, shall be automatically extended upon the exercise of any of such options.

Section 2.5                                      Prior Leases Superseded; Commencement Date. The Tenant is currently occupying the Premises pursuant to that certain lease, dated September 18, 1991, as amended by that certain First Amendment of Lease, dated September 1, 1992 and that certain Second Amendment to Lease, dated December 20, 1993 (collectively referred to as the “Original 64 Sidney Lease”) and pursuant to that certain lease dated March 16, 1990, by and between Forest City 64 Sidney Street, Inc., as Landlord, and Enzytech, Inc., as Tenant, as amended by those certain letter agreements dated March 11,1999, April 13,1999 and May 28,1999, respectively, between the Landlord and the Tenant, as successor to Enzytech (collectively, the “Former Enzytech Lease”), each of which is terminated and superseded by this Lease. The Tenant acknowledges that, except to the extent already paid, any amounts now due to the Landlord under the aforesaid leases shall be immediately due and payable under this Lease and are not affected by the termination of the aforesaid leases. In respect of the fifth floor of the Building, which has been occupied by the Tenant since August 15, 2000 without a definitive rental rate with respect thereto having been established, the Tenant shall pay the Landlord Annual Basic Rent with respect thereto for the period from August 15, 2000 through the Commencement Date hereof (less any amounts heretofore paid by the Tenant on account of basic rent thereunder allocable to such period) at the rate of Thirty Seven and 50/100 Dollars ($37.50) per rentable square foot of the fifth floor of the Building, and shall be liable to the Landlord with respect to such space hereunder. The “Commencement Date” of this Lease means the date hereof.

Section 2.6                                      Extension Options. Provided that there has been no Event of Default which is uncured and continuing on the part of the Tenant, and the Tenant is, as of the date of exercise and as of the commencement date of each Extension Term, actually occupying at least fifty percent (50%) of the Premises for its own business purposes, the Tenant shall have the right to extend the Term hereof for two (2) successive periods of ten (10) years each (each such period an “Extension Term”) on the following terms and conditions:

(a)                                  Such right to extend the Term shall be exercised by the giving of notice by Tenant to Landlord at least twelve (12) months prior to the expiration of the Initial Term or the then current Extension Term, as applicable (the “Extension Notice Deadline Date”). Upon the giving of such notice on or before the Extension Notice Deadline Date, this Lease and the Term hereof shall be extended for an additional term, as specified above, without the necessity for the execution of any additional documents except a document memorializing the Annual Fixed Rent for the Extension Term to be determined as set forth below. Time shall be of the essence with respect to the Tenant’s giving notice to extend the Term on or before the Extension Notice Deadline Date. In no event may the Tenant extend the Term under this Section 2.6 for more than twenty (20) years after the expiration of the Initial Term.

(b)                                 Each Extension Term shall be upon all the terms, conditions and provisions of this Lease, except the Annual Fixed Rent payable during each Extension Term shall be the then Extension Fair Rental Value of the Premises for such Extension Term, to be determined under Section 2.6(d) or Section 2.6(e) below, but in no case less than the Annual Fixed Rent that was applicable thereto immediately preceding the Extension Term with respect to which the Extension Fair Rental Value is to be established (the “Then Applicable Annual Fixed Rental Rate”). For purposes of this Section 2.6, the “Extension Fair Rental Value” of the Premises shall mean the then current fair market annual rent, for leases of other space in Cambridge, Massachusetts similarly improved, taking into account the condition to which such premises have been improved (including any replacements of existing improvements or performance of maintenance obligations (“Replacements”), but excluding any capital improvements to the Premises (i.e., other than Replacements) that enhance the value thereof, provided the same are made by the Tenant during the sixty (60) month period immediately preceding the applicable Extension Notice Deadline Date), and the economic terms and conditions specified in this Lease that will be applicable thereto.

(c)                                  If the Tenant makes a written request to the Landlord for a proposal for the Extension Fair Rental Value for the upcoming Extension Term (“Tenant’s Extension Rental Request”) on or before the day two (2) months prior to the Extension Notice Deadline Date, then the Landlord shall make such a written proposal (“Landlord’s Proposal”) to the Tenant within fifteen (15) days after receipt of Tenant’s Extension Rental Request, but in no event shall the Landlord be required to deliver such a proposal sooner than fifteen (15) months prior to the scheduled commencement of such Extension Term. Following delivery by the Landlord of Landlord’s Proposal to the Tenant, the parties will endeavor in good faith to reach agreement with respect to the establishment of the Extension Fair Rental Value for the Extension Term.

(d)                                 Unless the parties have already mutually agreed upon such Extension Fair Rental Value, on or before the day that is ten (10) days prior to the applicable Extension Notice Deadline Date, the Landlord and the Tenant shall deliver to each other their final Landlord’s Proposal (or any final change that the Landlord wishes to make to any previously furnished Landlord’s Proposal) and a written proposal from the Tenant for the Extension Fair Rental Value of the Premises (the “Tenant’s Proposal”), as the case may be, and each of such Landlord’s Proposal and such Tenant’s Proposal shall be binding on the Landlord and the Tenant, respectively, for the purpose of conducting the resolution procedure described in clause (e) below. Failure by the Landlord or the Tenant to timely deliver a final Landlord’s Proposal or final Tenant’s Proposal (time being of the essence), as the case may be, shall result in the other party’s proposal being deemed the Extension Fair Rental Value, and failure by the Landlord or the Tenant to timely make any final change to the then most recently delivered Landlord’s Proposal or Tenant’s Proposal, as the case may be, shall render no longer subject to change the last previously delivered Landlord’s Proposal or Tenant’s Proposal, as the case may be, which shall thereupon become final.

(e)                                  If the Tenant exercises its election to extend the Term under clause (a) above, without the Extension Fair Rental Value of the Premises having been established by mutual agreement of the parties as contemplated under clause (c) above, then unless a final Landlord’s Proposal and a final Tenant’s Proposal has been established under clause (d) above, the Landlord shall furnish a final Landlord’s Proposal to the Tenant, and the Tenant shall furnish a final Tenant’s Proposal to the Landlord, within thirty (30) days of the Tenant’s having exercised its election to extend the Term. Within thirty (30) days after the later to occur of (x) the Tenant’s exercise of its election to extend the Term or (y) the establishment of a final Landlord’s Proposal and a final Tenant’s Proposal in accordance with this clause (e), unless the parties have mutually agreed upon the identity of a real estate professional (“Arbiter”) with at least ten (10) years continuous experience in the business of appraising or marketing similar commercial real estate in the Cambridge, Massachusetts area who has agreed to serve as hereinafter provided (the “Deciding Arbiter”), the Landlord and the Tenant shall each appoint an Arbiter who shall, within thirty (30) days of selection, select a third Arbiter to serve as the Deciding Arbiter. The Deciding Arbiter shall select either Landlord’s Proposal or Tenant’s Proposal as the proposal most accurately stating the Extension Fair Rental Value of the Premises. If the two Arbiters respectively selected by the parties (the “Party Selected Arbiters”) cannot agree upon the selection of a Deciding Arbiter, then such two Party Selected Arbiters shall seek the selection of the Deciding Arbiter by the Greater Boston Real Estate Board. The Deciding Arbiter shall give notice of his or her selection to the Landlord and the Tenant and its selection of either Landlord’s Proposal or Tenant’s Proposal shall be final and binding upon the Landlord and the Tenant. Each party shall pay the fees and expenses of its real estate professional counsel and any Party Selected Arbiter that such party selects, if any, in connection with any proceeding under this paragraph, and one- half of the fees and expenses of the Deciding Arbiter. In the event that the commencement of the Extension Term occurs prior to a final determination of the Extension Fair Rental Value therefor (the “Extension Rent Determination Date”), then the Tenant shall pay the Annual Fixed Rent in effect immediately preceding the commencement of such Extension Term. If the Annual Fixed Rent for the Extension Term is determined to be greater than the Annual Fixed Rent paid with respect to the Premises prior to the Extension Rent Determination Date, then the Tenant shall pay to the Landlord the amount of such underpayment within thirty (30) days of the Expansion Rent Determination Date.

Section 2.7                                      Expansion Rights. Provided that there has been no Event of Default which is uncured and continuing on the part of the Tenant, other than any which have been waived by the Landlord and the Tenant, as of the date of exercise of its rights under this Section 2.7, and the Tenant is in occupancy of at least sixty percent (60%) of the Premises for its own business purposes, the Tenant shall have the Right of First Opportunity (as hereinafter defined) to lease the following spaces: (A) approximately 50,000 rentable square feet on floors one, two and three (“Expansion Area 1”) as shown on Exhibit B-1 as Suites 330, 200 and 150; (B) approximately 5,388 rentable square feet on the first floor (“Expansion Area 2”) as shown on Exhibit B-1 as Suite 100; and (C) approximately 7,407 rentable square feet on the first floor (“Expansion Area 3”) as shown on Exhibit B-1 as Suite 180. Notwithstanding the foregoing, if at any time during the Term of this Lease, the Tenant shall lease Expansion Area 1 in accordance with this Section 2.7, the Tenant shall thereafter have the Right of First Opportunity to lease any tenantable space in the Building which thereafter may become available, subject to the other terms and conditions of this Section 2.7.

With respect to each of Expansion Area 1, Expansion Area 2 and Expansion Area 3, following the expiration or earlier termination of the term of the lease for such space in effect as of the date of this Lease (“Existing Third Party Lease”), as the term of such Third Party Lease may have been or hereafter is extended, Tenant shall have the Right of First Opportunity to lease the pertinent space as set forth below. Notwithstanding the foregoing, the “Existing Third Party Lease” for Expansion Area 3 shall be the new lease entered into by Landlord with a tenant thereof after Tenant has vacated such space as contemplated by Section 2.1(b). If Tenant shall fail to timely exercise its rights and thereafter lease any space in the Building to which it has the Right of First Opportunity, then the lease or leases thereafter entered into by the Landlord for such spaces shall be deemed the Existing Third Party Lease with respect thereto.

For purposes of this Section 2.7, the “Right of First Opportunity” shall mean the Tenant’s right, subordinate to the Landlord’s right to negotiate with the then existing tenant or other occupant of the space in question and permit such tenant or occupant to continue in occupancy (notwithstanding that such tenant or occupant may not have the right to extend the term of the applicable Existing Third Party Lease for such space), to negotiate with Landlord to lease the space in accordance with this Section 2.7. From time to time during the Term of this Lease, the Landlord shall give written notice to the Tenant (“Landlord’s First Opportunity Notice”) describing such space, the date of its expected availability and the terms and conditions on which the Landlord is interested in leasing such space, taking into account the then current market conditions. The Tenant shall accept or decline Landlord’s First Opportunity Notice in writing, on or before the date which is ten (10) business days after the date of Landlord’s First Opportunity Notice. If the Tenant fails to respond within such time period, or if the Tenant declines the Landlord’s offer, the Landlord shall thereafter be free to lease such space to any party on such terms as the Landlord shall choose in the Landlord’s discretion, and the Tenant shall have no further rights to lease such space hereunder until the space thereafter becomes available following its leasing by the Landlord, any such lease becoming the Existing Third Party Lease with respect thereto. If the Tenant shall accept Landlord’s First Opportunity Notice, or if the Tenant shall make a counterproposal within the foregoing ten (10) business day time period, the Landlord agrees to negotiate in good faith with the Tenant with respect to leasing of such space by the Tenant during the period ending fifteen (15) days after the giving of such notice by the Tenant. If the parties cannot agree on the Annual Fixed Rent or any other material economic terms associated with a lease of such space within such 15 day period, but prior to the expiration of such 15-day period the Tenant gives the Landlord notice that the Tenant commits to lease the space in question (the “Expansion Space”), upon all of the terms and conditions of the Landlord’s last offer but for the calculation of Annual Fixed Rent, then the Annual Fixed Rent for such Expansion Space shall be determined in accordance with Section 2.6 above, except that the Annual Fixed Rent shall equal the “Expansion Fair Rental Value” as defined hereinbelow, and the Tenant shall be bound to lease such space on the terms and conditions established under this Section 2.7.

For purposes of this Section 2.7, the “Expansion Fair Rental Value” of Expansion Space shall mean the then current fair market annual rent for leases of space improved to the same level as the Premises and taking into account the condition to which such premises have been improved (excluding Removable Alterations) and the economic terms and conditions specified in this Lease that will be applicable thereto (e.g. the amount of the fit-up allowance and the absence of any rent-free period for construction of leasehold improvements), determined as provided below in this Section 2.7. If the Expansion Fair Rental Value of such Expansion Space is not agreed upon by the Landlord and the Tenant within the 15-day period referred to in the grammatical paragraph immediately above (the “Rental Determination Commencement Date”), then each of the Landlord and the Tenant shall retain a real estate professional with at least ten (10) years continuous experience in the business of appraising or marketing similar commercial real estate in the Cambridge, Massachusetts area who shall, within thirty (30) days of his or her selection, prepare a written report summarizing his or her conclusion as to the Expansion Fair Rental Value. The Landlord and the Tenant shall simultaneously exchange such reports; provided, however, if either party has not obtained such a report within ninety (90) days after the Rental Determination Commencement Date, then the determination set forth in the other party’s report shall be final and binding upon the parties. If both parties receive reports within such time and the lower determination is within ten percent (10%) of the higher determination, then the average of these determinations shall be deemed to be the Expansion Fair Rental Value for such Expansion Space. If these determinations differ by more than ten percent (10%), then the Landlord and the Tenant shall mutually select a person with the qualifications stated above (the “Final Professional”) to resolve the dispute as to the Expansion Fair Rental Value for such Expansion Space. If the Landlord and the Tenant cannot agree upon the designation of the Final Professional within thirty (30) days of the exchange of the first valuation reports, either party may apply to the American Arbitration Association, the Greater Boston Real Estate Board, or any successor thereto, for the designation of a Final Professional. Within ten (10) days of the selection of the Final Professional, the Landlord and the Tenant shall each submit to the Final Professional a copy of their respective real estate professional’s determination of the Expansion Fair Rental Value for such Space. The Final Professional shall not perform his or her own valuation, but rather shall, within thirty (30) days after such submissions, select the submission which is closest to the determination of the Expansion Fair Rental Value for such Expansion Space which the Final Professional would have made acting alone. The Final Professional shall give notice of his or her selection to the Landlord and the Tenant and such decision shall be final and binding upon the Landlord and the Tenant. Each party shall pay the fees and expenses of its real estate professional and counsel, if any, in connection with any proceeding under this paragraph, and one-half of the fees and expenses of the Final Professional. In the event that the Tenant commences occupancy of any Expansion Space prior to a final determination of the Expansion Fair Rental Value therefor (the “Expansion Rent Determination Date”), then the Tenant shall pay the Annual Fixed Rent at the rate specified in the Landlord’s written report of the Expansion Fair Rental Value until the Expansion Fair Rental Value is established. If the Expansion Fair Rental Value is determined to be greater than the Annual Fixed Rent paid with respect to the Expansion Space prior to the Expansion Rent Determination Date, then the Tenant shall pay to the Landlord the amount of such underpayment within ten (10) days of the Expansion Rent Determination Date, and if the Expansion Fair Rental Value is determined to be less than the Annual Fixed Rent paid with respect to the Expansion Space prior to the Expansion Rent Determination Date, then the Landlord shall credit the amount of such overpayment against the monthly installments of Annual Fixed Rent thereafter coming due.

Section 2.8                                      Stub Period. The Landlord agrees that, if the scheduled expiration date of the initial term of the 88 Sidney Lease should, pursuant to the terms and conditions thereof, be established as a date later than April 30, 2012, the Landlord shall, upon the Tenant’s request, agree to the extension of the Initial Term to include the Stub Period, and a confirmatory amendment to this Lease shall be entered into by the parties to memorialize the same at the time the parties confirm the commencement and expiration dates of the 88 Sidney Lease.

ARTICLE 3

RENT AND OTHER PAYMENTS

Section 3.1                                      Annual Fixed Rent. From and after the Commencement Date, the Tenant shall pay, without notice or demand, monthly installments of one-twelfth (1/12) of the Annual Fixed Rent in effect and applicable to the Premises in advance for each full calendar month of the Term following the Commencement Date and of the corresponding fraction of said one-twelfth (1/12) for any fraction of a calendar month at the Commencement Date. The Annual Fixed Rent applicable to the Premises during the Initial Term shall be as set forth in Exhibit A.

Section 3.2                                      Real Estate Taxes. From and after the Commencement Date, during the Term, the Tenant shall pay to the Landlord, as Additional Rent, the Tenant’s Tax Expenses Allocable to the Premises (as such term is hereinafter defined) in accordance with this Section 3.2. The terms used in this Section 3.2 are defined as follows:

(a)                                  “Tax Fiscal Year” means the 12-month period beginning July 1 each year, or such other fiscal period in respect of which real estate taxes are due and payable to the appropriate governmental taxing authority.

(b)                                 “The Tenant’s Tax Expense Allocable to the Premises” means (i) that portion of the Landlord’s Tax Expenses for a Tax Year which bears the same proportion thereto as the Rentable Floor Area of the Premises (from time to time) bears to the Total Rentable Floor Area of the Building and (ii) in the event that the Premises are improved to a standard which is higher than other portions of the Property, such portion of the Real Estate Taxes on the Property with respect to any Tax Year as is appropriate so that the Tenant bears the portion of the Real Estate Taxes which are properly allocable to the Premises, as reasonably determined by Landlord based on information with respect to the assessment process made available by the assessing authorities.

(c)                                  “The Landlord’s Tax Expenses” with respect to any Tax Fiscal Year means the aggregate Real Estate Taxes on the Property with respect to that Tax Fiscal Year, reduced by any abatement receipts with respect to that Tax Fiscal Year.

(d)                                 “Real Estate Taxes” means (i) all taxes and special assessments of every kind and nature assessed by any governmental authority on the Property; (ii) reasonable expenses incurred in connection with negotiating with the city assessor’s office, in advance of the establishment of the assessed valuation of the Property, to establish a mutually agreeable assessment therefor; and (iii) reasonable expenses incurred in connection with any proceedings for abatement of such taxes or special assessments. Any special assessments to be included within the definition of “Real Estate Taxes” shall be limited to the amount of the installment (plus any interest thereon) of such special tax or special assessment (which shall be payable over the longest period permitted by law) required to be paid during the Tax Fiscal Year in respect of which such taxes are being determined. There shall be excluded from such taxes all income, estate, succession, inheritance, excess profit, franchise and transfer taxes, all so-called linkage payments and delinquency interest or penalties; provided, however, that if at any time during the Term the present system of ad valorem taxation of real property shall be changed so that in lieu of the whole or any part of the ad valorem tax on real property, there shall be assessed on the Landlord a capital levy or other tax on the gross rents received with respect to the Property, or a federal, state, county, municipal or other local income, franchise, excise or similar tax, assessment, levy or charge (distinct from any now in effect) based, in whole or in part, upon any such gross rents, then any and all of such taxes, assessments, levies or charges, to the extent so based, shall be deemed to be included within the term “Real Estate Taxes,” based on the Building being the Landlord’s only property. Landlord hereby agrees that it will cause the Land to constitute a separate parcel with respect to the assessment of Real Estate Taxes.

Payments by the Tenant on account of the Tenant’s Tax Expense Allocable to the Premises shall be made monthly at the time and in the fashion herein provided for the payment of Annual Fixed Rent and shall be in an amount of the greater of (i) one-twelfth (1/12) of the Tenant’s Tax Expense Allocable to the Premises for the current Tax Fiscal Year as reasonably estimated by the Landlord, or (ii) an amount reasonably estimated by any ground lessor of the Land or holder of a first mortgage on the Property, to be sufficient, if paid monthly, to pay the Tenant’s Tax Expense Allocable to the Premises on the dates due to the taxing authority.

Not later than one hundred twenty (120) days after the Tenant’s Tax Expense Allocable to the Premises are determinable for the first Tax Fiscal Year of the Term or fraction thereof and for each succeeding Tax Fiscal Year or fraction thereof during the Term, the Landlord shall render the Tenant a statement in reasonable detail showing for the preceding year or fraction thereof, as the case may be, real estate taxes on the Property, and any abatements or refunds of such taxes, together with a copy of the tax bill for the Tax Fiscal Year in question. Reasonable expenses incurred in obtaining any tax abatement or refund not previously charged may be charged against such tax abatement or refund before the adjustments are made for the Tax Fiscal Year. If at the time such statement is rendered it is determined with respect to any Tax Fiscal Year, that the Tenant has paid (i) less than the Tenant’s Tax Expense Allocable to the Premises or (ii) more than the Tenant’s Tax Expense Allocable to the Premises, then, in the case of (i) the Tenant shall pay to the Landlord, as Additional Rent, within thirty (30) days of such statement the amount of such underpayment and, in the case of (ii) the Landlord shall credit the amount of such overpayment against the monthly installments of the Tenant’s Tax Expense Allocable to the Premises next thereafter coming due (or refund such overpayment within thirty (30) days if the Term has expired to the extent that such overpayment exceeds any amount then due from the Tenant to the Landlord). To the extent that real estate taxes shall be payable to the taxing authority in installments with respect to periods less than a Tax Fiscal Year, the statement to be furnished by the Landlord shall be rendered and payments made on account of such installments. If the Commencement Date occurs on other than the first day of a Tax Fiscal Year, or if the Termination Date occurs on other than the last day of a Tax Fiscal Year, then the amount of Tenant’s Tax Expense Allocable to the Premises payable by the Tenant with respect to such Tax Fiscal Year(s) shall be pro-rated based upon the ratio of the length of the time period during such Tax Fiscal Year(s) in respect of which the Tenant has an obligation to pay Tenant’s Tax Expense Allocable to the Premises to the length of such Tax Fiscal Year(s).

At the reasonable request of the Tenant, the Landlord shall use reasonable efforts to contest or seek abatement of any Real Estate Taxes affecting the Premises. Should the Landlord contest or seek abatement of such taxes, then it shall do so with diligence and shall keep the Tenant appropriately informed, in the Landlord’s reasonable discretion, as to such action. If there shall be any dispute between the Landlord and the Tenant regarding whether or not the Landlord is being reasonable in electing not to contest or seek abatement of any Real Estate Taxes that the Tenant desires be contested or with respect to which the Tenant desires to seek abatement, such dispute shall, at the election of either the Landlord or the Tenant, be resolved by the Expedited Dispute Resolution Procedure.

Section 3.3                                    Operating Expenses. From and after the Commencement Date, during the Term, the Tenant shall pay to the Landlord, as Additional Rent, the Tenant’s Operating Expenses Allocable to the Premises, in accordance with this Section 3.3 including, without limitation, the conditions and limitations set forth in clauses (a) through (k) below, with respect to each 12-month period beginning February 1 each year or such other fiscal period of twelve (12) consecutive months hereinafter adopted by the Landlord for lease administration purposes (“Operating Fiscal Year”). “The Tenant’s Operating Expenses Allocable to the Premises” means that portion of the Operating Expenses for the Property which bears the same proportion thereto as the Rentable Floor Area of the Premises bears to the Total Rentable Floor Area of the Building. The term “Operating Expenses for the Property” means the Landlord’s actual cost of operating, cleaning, maintaining and repairing the Property, the roads, driveways and [ILLEGIBLE] for providing access to the Building, and shall include without limitation, the cost of fulfilling the maintenance and repair obligations required to be performed by Landlord under Section 5.1 and, subject to the exclusions set forth below, the cost of services specified on Exhibit D; premiums for insurance carried pursuant to Section 7.4; the amount of any deductible associated with an insurance claim of the Landlord; compensation including, without limitation, fringe benefits, worker’s compensation insurance premiums and payroll taxes paid to, for or with respect to all persons (University Park/Building general manager and below) engaged in the operating, maintaining or cleaning of the Property; interior landscaping and maintenance; steam, water, sewer, gas, oil electricity, telephone and other utility charges (excluding any such utility charges either separately metered or separately chargeable to the Tenant for either measured or additional or special services); cost of providing HVAC services other than such services described in Section 3.4; cost of building and cleaning supplies; the costs of routine environmental management programs operated by Landlord; market rental costs (or alternatively the Amortization Charge-off [as hereinafter defined] so long as the expenses which are the subject of such Amortization Charge-off would have been permitted Operating Expenses had the item in question been purchased) with respect to equipment used in the operating, cleaning, maintaining or repairing of the Property; cost of cleaning; cost of maintenance, and non-capital repairs and replacements; cost of snow removal; cost of landscape maintenance; security services; payments under service contracts with independent contractors; management fees at reasonable rates consistent with comparable single-tenant or multi-tenant buildings, as applicable, in the Cambridge market with the type of occupancy and services rendered (the parties agree that for the first Lease Year, this shall equal $0.85 per rentable square foot, and shall be subject to reasonable adjustments during subsequent Lease Years); the cost of any capital repairs, replacements or improvements: (i) required by any law or regulation enacted or promulgated after the issuance of a building permit for the construction of the Building, (ii) which is required in order to maintain the Property in the condition it is required to be kept and maintained under Section 5.1, (iii) which reduces the Operating Expenses for the Property, or (iv) which improves the management and operation of the Property in a manner reasonably acceptable to Tenant (all such capital costs to be amortized on a straight-line basis in accordance with generally accepted accounting principles, together with interest on the unamortized balance at such rate as may have been paid by the Landlord on funds borrowed for the purpose of making such capital repairs, replacements or improvements (or if the Landlord did not borrow such funds, then at the base lending rate announced by a major commercial bank designated by the Landlord), with only the annual amortization amount (“Amortization Charge-off) being included in Operating Expenses with respect to any Operating Fiscal Year); charges equitably and reasonably allocated to the Building for the operating, cleaning, maintaining, securing and repairing of the Common Areas excluding the initial capital improvement costs associated with initially establishing the Common Areas; and all other reasonable and necessary (in the Landlord’s reasonable judgment) expenses paid in connection with the operation, cleaning, maintenance and repair of the Property.

Operating Expenses for the Property shall not include the following:

(a)                                  any cost or expense to the extent to which Landlord is paid or reimbursed, or which is reimbursable to the Landlord, from the Tenant or a third party (other than as a payment for Operating Expenses), including but not necessarily limited to: (1) work or service performed for Tenant at its cost and (2) the cost of any item for which the Landlord is paid or reimbursed, or which is reimbursable, by insurance, warranties, service contracts, condemnation proceeds, insurance reimbursements or otherwise;

(b)                                 salaries and bonuses of officers or executives of Landlord or administrative employees above the grade of University Park/Building general manager, and if personnel below such grades are shared with other buildings or have other duties not related to the Building, only the allocable portion of such person or persons salary shall be included in Operating Expenses;

(c)                                  interest on debt or principal amortization payments (except as expressly otherwise provided) or any other payments on any mortgage or any payments under any ground lease;

(d)                                 any fees, costs, and commissions incurred in procuring or attempting to procure other tenants including, but not necessarily limited to brokerage commissions, finders fees, attorneys’ fees and expenses, entertainment costs and travel expenses;

(e)                                  any cost included in Operating Expenses representing an amount paid to a person, firm, corporation or other entity related to Landlord which is in excess of the amount which would have been paid on an arms’-length basis in the absence of such relationship (provided that nothing herein shall be construed as requiring that the cost in question equal the lowest possible cost; only that the cost not be inflated solely due to the absence of an arms’-length relationship);

(f)                                    any cost or expense which is applicable to or incurred for any parking garage or parking lots, or any costs of personnel used to park cars, collect money or provide special security, and garage management fees;

(g)                                 depreciation of the Building or any part thereof;

(h)                                 replacement or contingency reserves;

(i)                                     legal, auditing, consulting and professional fees and other costs (other than those legal, auditing, consulting and professional fees and other costs incurred in connection with the normal and routine maintenance and operation of the Building), including, without limitation, those: (i) paid or incurred in connection with financings, refinancings or sales of any Landlord’s interest in the Building or University Park, (ii) relating to specific disputes with tenants, and (iii) relating to any special reporting required by securities laws;

(j)                                     penalty interest, late charges, penalties and similar charges associated with any failure by the Landlord and fulfill its obligations under this Lease;

(k)                                  bad debt loss or rent loss; and

(l)                                     any cost incurred primarily as a consequence of the Landlord’s negligence or willful misconduct.

Any costs related to the Common Areas shall, for the purposes of determining Operating Expenses for the Property, be allocated to the Building based upon the methodology set forth in the Declaration of Covenants.

Payments by the Tenant for its share of the Tenant’s Operating Expenses Allocable to the Premises shall be made monthly at the time and in the fashion herein provided for the payment of Annual Fixed Rent. The amount so to be paid to the Landlord shall be an amount from time to time reasonably estimated by the Landlord to be sufficient to aggregate a sum equal to the Tenant’s share of the Tenant’s Operating Expenses Allocable to the Premises for each Operating Fiscal Year.

Not later than one hundred twenty (120) days after the end of each Operating Fiscal Year or fraction thereof during the Term or fraction thereof at the end of the Term, the Landlord shall render the Tenant a statement in reasonable detail and according to usual accounting practices certified by an officer of the Landlord, showing for the preceding Operating Fiscal Year or fraction thereof, as the case may be, the Operating Expenses for the Property and Tenant’s Operating Expenses Allocable to the Premises.  Said statement to be rendered to the Tenant also shall show for the preceding Operating Fiscal Year or fraction thereof, as the case may be, the amounts of Operating Expenses already paid by the Tenant. If at the time such statement is rendered it is determined with respect to any Operating Fiscal Year, that the Tenant has paid (i) less than the entirety of the Tenant’s Operating Expenses Allocable to the Premises or (ii) more than the Tenant’s Operating Expenses Allocable to the Premises, then, in the case of (i) the Tenant shall pay to the Landlord, as Additional Rent, within thirty (30) days of such statement the amounts of such underpayment and, in the case of (ii) the Landlord shall credit the amount of such overpayment against the monthly installments of the Tenant’s Operating Expenses Allocable to the Premises next thereafter coming due (or refund such overpayment within thirty (30) days if the Term has expired to the extent that such overpayment exceeds any amount then due from the Tenant to the Landlord). If the Commencement Date occurs on other than the first day of an Operating Fiscal Year, or if the Termination Date occurs on other than the last day of an Operating Fiscal Year, then the amount of Tenant’s Operating Expenses Allocable to the Premises payable by the Tenant with respect to such Operating Fiscal Year(s) shall be pro-rated based upon the ratio of the length of the time period during such Operating Fiscal Year(s) in respect of which the Tenant has an obligation to pay Tenant’s Operating Expenses Allocable to the Premises to the length of such Operating Fiscal Year.

The Tenant may examine or audit the accounts and original bills for Operating Expenses for the Property upon ten (10) days’ prior written notice to the Landlord, but no more often than one (1) time in any Operating Fiscal Year; provided however, that if, during the course of any such examination or audit, the Tenant reasonably believes that it has discovered an error in the amount of Operating Expenses for the Property, the Tenant may review the accounts and bills for the immediately two (2) preceding Operating Fiscal Years relating to the subject matter of such error. The Landlord agrees that it will make available to the Tenant in the Landlord’s office in University Park, during regular business hours, such information as the Landlord has available at such office. In similar manner, the Tenant may examine such further records as the Landlord (or its affiliates) may have, but such matters will be conducted where the Landlord customarily keeps such records, which may be at the headquarters of the Landlord’s parent company. The Tenant shall bear the cost of any such audit, unless the same discloses a discrepancy in excess of three percent (3%) of the Tenant’s Operating Expenses Allocable to the Premises, in which event the Landlord shall reimburse the Tenant for such costs reasonably incurred. For any given Operating Fiscal Year of the Landlord, the Tenant must, except in connection with errors discovered during the course of an examination, as provided above, make any such audit within twenty four (24) months after the Tenant’s receipt of itemized statements (and any supporting documentation requested by the Tenant) referred to in the preceding paragraph. The Tenant must, except in connection with errors discovered during the course of an examination, as provided above, further make any claim for revision of Tenant’s Operating Expenses Allocable to the Premises for such Operating Fiscal Year by written notice to the Landlord within said twenty four (24) month period. If the Tenant and the Landlord determine that Tenant’s Operating Expenses Allocable to the Premises are more or less than reported, either the Landlord shall provide the Tenant with a refund or a credit against the next installment of Annual Fixed Rent and other charges or the Tenant shall pay the Landlord the amount of any underpayment within thirty (30) days of billing, provided that if the refund or credit to which the Tenant is entitled relates to an error in Landlord’s statement of Tenant’s Operating Expenses Allocable to the Premises which overstates the Tenant’s Operating Expenses Allocable to the Premises by more than three percent (3%), then interest at the Default Interest Rate accrue on any such discrepancy from the date of overpayment by the Tenant to the date the Tenant is credited or reimbursed in full therefor. The Landlord shall have no right to give the Tenant any adjustment billing on account of Tenant’s Operating Expenses Allocable to the Premises incurred in any Operating Fiscal Year later than the date two (2) years after the expiration of such Operating Fiscal Year.

Section 3.4                                      Utility Charges. During the Term, the Tenant shall pay directly to the provider of the service, all charges for steam, gas, electricity, fuel, water, sewer and other services and utilities furnished to the Premises and separately metered.

Section 3.5                                      Above-standard Services. If the Tenant requests and the Landlord elects to provide any services to the Tenant in addition to those described in Exhibit D, the Tenant shall pay to the Landlord, as Additional Rent, the amount billed by Landlord for such services at Landlord’s standard rates as from time to time in effect, so long as such rates are consistent with comparable services in comparable buildings within the Cambridge market. If the Tenant has requested that such services be provided on a regular basis, the Tenant shall, if requested by the Landlord, pay for such services at their actual cost to Landlord, including, without limitation, a reasonable overhead component, at the time and in the fashion in which Annual Fixed Rent under this Lease is payable. Otherwise, the Tenant shall pay for such additional services within thirty (30) days after receipt of an invoice from the Landlord.

Section 3.6                                      No Offsets. Annual Fixed Rent and Additional Rent shall be paid by the Tenant without offset, abatement or deduction except as provided herein.

ARTICLE 4

ALTERATIONS

Section 4.1                                      Consent Required for Tenant’s Alterations. The Tenant shall not make alterations or additions to the Premises except in accordance with the Tenant Design and Construction Manual, and with plans and specifications therefor first approved by the Landlord, which approval shall not be withheld unreasonably, conditioned or delayed. Notwithstanding the foregoing, the Tenant may, from time to time without the Landlord’s prior consent and at the Tenant’s own expense, make interior non-structural alterations and changes in and to the Premises, provided that such alterations or changes (i) do not diminish the value of the Building, (ii) are not incompatible with existing mechanical or electrical, plumbing, HVAC or other systems in the Building, and (iii) do not affect the exterior appearance of the Building. Whether or not the Tenant’s changes and/or alterations require the Landlord’s consent pursuant to this paragraph, the Tenant shall, in each instance,. give reasonable prior notice to the Landlord of any alterations and changes in and to the Premises costing $50,000.00 or more which the Tenant intends to undertake, together with a reasonable description of the proposed work and such plans and specifications, if any, as the Tenant has therefor and promptly following the performance of any alterations or additions to the Premises, the Tenant shall furnish Landlord an “as-built” set of plans and specifications for the Premises, modified mechanical, electrical or plumbing work, specifying the alterations or additions in question, in each case in a fashion reasonably required by the Landlord, in addition to any other plans and specifications furnished by Tenant to Landlord from time to time. The Landlord shall not be deemed unreasonable for withholding approval of any alterations or additions which (i) would, in the Landlord’s reasonable judgment, adversely affect any structural or exterior element of the Building, (ii) would in the Landlord’s reasonable judgment, adversely affect the general utility of the Building for use by prospective future tenants thereof, (iii) would affect the exterior appearance of the Building in a manner which is not acceptable to the Landlord, in its sole discretion, (iv) will require unusual expense to readapt the Premises to normal use as a biotechnology office and research and development facility unless the Tenant first gives assurance acceptable to the Landlord that such readaptation will be made prior to such termination without expense to the Landlord; or (v) would not be compatible with existing mechanical or electrical, plumbing, HVAC or other systems in the Building, in each case, as reasonably determined by the Landlord; provided, however, that the Landlord shall specify in any notice withholding approval specifying, in reasonable detail, the nature of the Landlord’s objection, and if the Tenant shall, at its sole cost and expense, cure the Landlord’s objections (in the Landlord’s reasonable judgment except in the case of the subject matter of clause (iii) above), then the Landlord shall not withhold its approval. If the Tenant shall request the Landlord’s approval of proposed alterations under this Section 4.1, and the Landlord fails to respond to the Tenant’s request within ten (10) business days thereof, then the Landlord shall be deemed to have given its approval thereto if Landlord fails to respond to the Tenant’s request within five (5) business days following the delivery to the Landlord of a written reminder notice, given by the Tenant on or following the expiration of the aforementioned 10-day period, which reminder notice states the “deemed approval” consequences of failure to respond. Neither the Landlord’s failure to object to any proposed alterations or additions, nor the Landlord’s approval of any plans and specifications furnished by Tenant to Landlord, shall be construed as superseding in any respect, or as a waiver of Landlord’s right to enforce, the

Tenant’s obligation to fulfill all of the terms and conditions of this Lease applicable to any work contemplated thereby.

Notwithstanding anything to the contrary contained in this Section 4.1, if any of the Tenant’s proposed alterations and/or additions affect the roof or the envelope of the Building, the following additional conditions shall apply:

(a)                                  Such alterations and changes will not in any way interfere with the proper functioning of and Landlord’s access to equipment located on the roof of the Building; and

(b)                                 Adequate measures are taken to screen and otherwise reduce the visibility and noise of such mechanical equipment, antennae and dishes consistent with the appearance and design scheme required by the City of Cambridge and other structures in University Park.

Section 4.2                                      Ownership of Alterations. All alterations and additions shall be part of the Building and owned by the Landlord; provided, however, that the Landlord may require removal by the Tenant of all or any portion of any alterations and additions made to the Premises, so long as the Landlord advised the Tenant of such requirement prior to the installation of the alteration or addition by the Tenant. If the Tenant fails to inform the Landlord, in writing, at least ten (10) days prior to the installation of the alteration or addition, thereby preventing the Landlord from making a determination as to whether it will want such addition or alteration removed from the Premises prior to its installation, then the Landlord shall advise the Tenant in writing of such determination within ten (10) days after the Tenant gives the Landlord written notice requesting that the Landlord make such determination. All movable equipment, trade fixtures and furnishings not attached to the Premises shall remain the personal property of the Tenant and shall be removed by the Tenant upon termination or expiration of this Lease.  Notwithstanding anything to the contrary contained in this Section 4.2, any alterations and additions funded by the Landlord, and installed as part of the Initial Leasehold Improvements (as defined in the Work Letter) or otherwise (the “Landlord Funded Improvements”), and all alterations and additions which are necessary for the use of the Premises as an operational biotechnology laboratory (the “Base Laboratory Improvements”), regardless of who funded their acquisition and installation, shall be part of the Building and owned by the Landlord, and shall in no event constitute the Tenant’s personal property. For purposes of this Lease, “Base Laboratory Improvements” shall include equipment that is integrated into the Building which is consistent with and necessary for the operation of a standard, high quality biotechnology research laboratory. Such equipment would include, but would not be limited to, supply and exhaust ventilation systems; fume hoods in reasonable quantity; environmental rooms in reasonable quantity; laboratory benches in reasonable quantity, casework with associated shelving (whether fixed or adjustable or otherwise capable of being relocated) in reasonable quantity, fixtures, plumbing supply/waste lines and equipment associated therewith, gas supply lines, a back-up electrical generator sufficient to meet critical power requirements, and similar improvements. Base Laboratory Improvements does not include stand-alone equipment such as autoclaves, cagewashers, glasswashers, refrigerators, biosafety cabinets, NMR equipment, benchtop equipment, and similar equipment.

Any alterations and additions which are neither Landlord Funded Improvements nor Base Laboratory Improvements shall remain the property of the Tenant, and, if required to be removed upon the termination or expiration of this Lease as hereinabove provided, shall be removed by the Tenant with reasonable care and diligence, including the capping off of all utility connections behind the adjacent interior finish, and the restoration of such interior finish to the extent necessary so that the Premises are left with complete wall, ceiling and floor finishes.

Section 4.3                                      Construction Requirements for Alterations. All construction work performed by or on behalf of the Tenant (“Tenant’s Work”), including without limitation any Initial Leasehold Improvements, shall be done in a good and workmanlike manner employing only first-class materials and in compliance with Landlord’s construction rules and regulations and with all applicable laws and all lawful ordinances, regulations and orders of Governmental authority and insurers of the Building. The Landlord or Landlord’s authorized agent may (but without any implied obligation to do so) inspect the work of the Tenant at reasonable times and shall give notice of observed defects. Tenant’s Work and the installation of furnishings shall always be coordinated in such manner as to maintain harmonious labor relations within University Park and not to damage the Building or interfere with Building construction or operation. Tenant’s Work shall be performed by contractors or workmen first approved by the Landlord, which approval the Landlord agrees not to unreasonably withhold or delay. The Landlord agrees to cooperate with the Tenant to develop a list of contractors and workmen (which may change, from time to time) who are mutually acceptable and are permitted to perform work in the Building. The Tenant, before starting any work, shall receive and comply with the Landlord’s construction rules and regulations and shall cause the Tenant’s contractors to comply therewith, except in the case of the Initial Leasehold Improvements obtain “builder’s risk” coverage (in an amount that is reasonable given the quality and quantity of the work to be undertaken) to enhance the insurance coverage otherwise required to be carried by the Tenant, secure all licenses and permits necessary for such work, and deliver to the Landlord a statement of the names of its general contractor (or construction manager) and subcontractors who are to perform mechanical, electrical or plumbing work or are otherwise to perform work that will affect the structure or base building systems of the Building, and the estimated cost of all labor and material to be furnished by them and security satisfactory to the Landlord in its reasonable discretion and consistent with the security requirements for comparable work in comparable buildings in the Cambridge market protecting the Landlord against liens arising out of the furnishing of such labor and material; and cause each contractor to carry worker’s compensation insurance in statutory amounts covering all the contractors’ and subcontractors’ employees and comprehensive general public liability insurance with limits (except as otherwise provided in the Work Letter with respect to Initial Leasehold Improvements) of $1,000,000 (individual) and $5,000,000 (occurrence), or in such lesser amounts as Landlord may accept, covering personal injury and death and property damage (all such insurance to be written in companies approved reasonably by the Landlord and insuring the Landlord, such individuals and entities affiliated with the Landlord as the Landlord may designate, any ground lessor or mortgagee that the Landlord may designate, and the Tenant as well as the contractors and to contain a requirement for at least thirty (30) days’ notice to the Landlord prior to cancellation, nonrenewal or material change), and to deliver to the Landlord certificates of all such insurance.

Section 4.4                                      Payment for Tenant Alterations. The Tenant agrees to pay promptly when due the entire cost of any work done on the Premises by the Tenant, its agents, employees or independent contractors, and not to cause or permit any liens for labor or materials performed or furnished in connection therewith to attach to the Premises or the Property and promptly to discharge or bond over any such liens which may so attach. If any such lien shall be filed against the Premises or the Property and the Tenant shall fail to cause such lien to be discharged, or bonded over, within fifteen (15) days after receipt by the Tenant of notice of the filing thereof, the Landlord after a further five (5) days’ written notice may cause such lien to be discharged by payment, bond or otherwise without investigation as to the validity thereof or as to any offsets or defenses which the Tenant may have with respect to the amount claimed. The Tenant shall reimburse the Landlord, as additional rent, for any cost so incurred and shall indemnify and hold harmless the Landlord from and against any and all claims, costs, damages, liabilities and expenses (including reasonable attorneys’ fees) which may be incurred or suffered by the Landlord by reason of any such lien or its discharge. The Tenant’s obligations under this Section 4.4 with respect to the Initial Leasehold Improvements that are, pursuant to the Work Letter, to be paid for with the proceeds of Landlord’s Contribution, are conditioned upon the Landlord’s payment to the Tenant of Landlord’s Contribution in accordance with the Work Letter.

ARTICLE 5

RESPONSIBILITY FOR CONDITION OF BUILDING AND PREMISES

Section 5.1                                      Maintenance of Building and Common Areas by Landlord. Except as otherwise provided in Article 8, the Landlord shall make such repairs to the foundation system, roof, exterior walls (including exterior glass), floor slabs, and any other structural elements of the Building as may be necessary to keep them in good order, condition and repair, and make such repairs to the mechanical systems and equipment serving the Building, except for any mechanical systems and equipment that serve the Premises exclusively (“Tenant’s Dedicated Mechanical Systems and Equipment”), as are necessary to keep them in good order, condition and repair. The Landlord shall further perform the services designated as Landlord’s Services on Exhibit D. Costs and expenses incurred by the Landlord under this Section 5.1 shall be included in Operating Expenses of the Property only as permitted under Section 3.3. Subject to Section 7.5, the Tenant shall be responsible for 100% of the cost of any repair to the Premises, the Building, or the Land caused by the negligence or misconduct of the Tenant, or any agent, employee or contractor of the Tenant, notwithstanding anything to the contrary provided in Section 3.3.

Section 5.2                                      Maintenance of Premises by Tenant. The Tenant shall keep and maintain in good order, condition and repair the Premises and every part thereof and all of Tenant’s Dedicated Mechanical Systems and Equipment, reasonable wear and tear and damage by fire or other casualty excepted (provided that subject to Section 7.5, the Landlord shall be responsible for damage caused by the fault or neglect of the Landlord, or the Landlord’s agents, employees or contractors), excluding those repairs for which the Landlord is responsible pursuant to Sections 5.1, 8.1 and 8.5, and shall surrender the Premises and all alterations and additions thereto, at the end of the Term, in such condition, first removing all personal property of the Tenant and, to the extent required pursuant to this Lease, all alterations and additions made by the Tenant, repairing any damage caused by such removal and restoring the Premises and leaving them in broom clean condition. If the Tenant elects to provide the Tenant-Provided Services, identified as such in Section 5.3, the Tenant shall perform the Tenant-Provided Services promptly, as necessary and appropriate, with due diligence and in accordance with the standards therefor established under Section 5.3. The Tenant shall not permit or commit any damage (waste), and the Tenant shall, subject to Section 7.5, be responsible for the cost of repairs which may be made necessary by reason of damage to the Property caused by the negligence or misconduct of the Tenant, or any of the contractors, employees, or agents of the Tenant. Tenant’s Dedicated Mechanical Systems and Equipment, and all other laboratory systems and equipment, shall be maintained in good order, condition and repair consistent with prevailing standards at comparable first-class leased biotechnology facilities, reasonable wear and tear, damage by fire or other casualty, and subject to Section 7.5, damage caused by the fault or neglect of the Landlord, or the Landlord’s agents, employees, or contractors excepted.

Section 5.3                                      Tenant-Provided Services. Notwithstanding anything to the contrary contained in this Article 5, the Tenant may choose to provide, at its own cost and expense, in lieu of the Landlord providing the same under this Lease, the building services specified in clauses H and I of Exhibit D, and such other services as the Landlord may approve in its reasonable discretion. Such services which are paid for and provided by the Tenant are hereinafter referred to as the “Tenant-Provided Services.” The provision by Tenant of Tenant-Provided Services shall be subject to reasonable standards imposed by Landlord for the purpose of assuring the fulfillment of the requirements of any ground lessee, mortgagee, tenant, governmental authority or other third party pertaining to the maintenance and operation of the Building in good order, condition and repair and in compliance with all legal requirements.

Section 5.4                                      Delays in Landlord’s Services. The Landlord shall not be liable to the Tenant for any compensation or reduction of rent by reason or inconvenience or annoyance or for loss of business arising from the necessity of the Landlord or its agents entering the Premises for any purposes authorized in this Lease, or for repairing the Premises or any portion of the Building. In case the Landlord is prevented or delayed from making any repairs, alterations or improvements, or furnishing any services or performing any other covenant or duty to be performed on the Landlord’s part, by reason of any External Cause, the Landlord shall not be liable to the Tenant therefor, nor, except as expressly otherwise provided in this Lease, shall the Tenant be entitled to any abatement or reduction of rent by reason thereof, nor shall the same give rise to a claim in the Tenant’s favor that such failure constitutes actual or constructive, total or partial, eviction from the Premises.

The Landlord reserves the right to stop any service or utility system the Landlord provides or causes to be provided under this Lease (i.e. exclusive of any Tenant-Provided Services or other obligations of the Tenant under this Lease) when necessary by reason of accident or emergency, or until necessary repairs have been completed; provided, however, that in each instance of stoppage, the Landlord shall exercise reasonable diligence to eliminate the cause thereof. Except in case of emergency repairs, the Landlord will give the Tenant reasonable advance notice of the contemplated stoppage and will schedule contemplated stoppages at times reasonably approved by the Tenant and will use reasonable efforts to avoid unnecessary inconvenience to the Tenant by reason thereof. To the extent that the Landlord is providing or causing to be provided heat, light or any utility or service, in no event shall the Landlord have any liability to the Tenant for the unavailability of the same to the extent that such unavailability is caused by External Causes, provided, however, that the Landlord is obligated to exercise reasonable efforts to restore such services or utility systems’ operation. The Landlord agrees to carry rent interruption insurance in commercially reasonable amounts which permits recovery within, to the extent reasonably available, five (5) days after the insured peril.

If the unavailability of heat, light or any utility or service provided or caused to be provided by the Landlord other than the unavailability of the same due to the Tenant’s acts or omissions renders all or any portion of the Premises untenantable for the Tenant’s use as permitted under this Lease, and the Tenant ceases to occupy the same for the conduct of its business, the Tenant shall receive an equitable abatement of rent, taking into account the extent of the Tenant’s loss of use of the Premises, following the condition of untenantability on and after the day following the expiration of the deductible period provided in the Landlord’s rent interruption insurance policy. For all purposes of this Lease, if Tenant has responsibility for maintenance and repair of any aspect of the Building or any equipment or system therein, the functioning and performance of the same shall be the responsibility of the Tenant under this Lease, and shall in no event constitute a service or utility system that the Landlord provides or causes to be provided under this Lease.

Section 5.5                                      Tenant’s Responsibilities Regarding Hazardous Materials. The Tenant covenants and agrees that the Tenant shall not use, generate, store or dispose, nor shall the Tenant suffer or permit the use, generation, storing or disposal in the Premises or otherwise by any of Tenant’s contractors, licensees, invitees, agents or employees, of any oil, toxic substances, hazardous wastes or hazardous materials (collectively, “Hazardous Materials”) in, on or about the Premises, the Building or the Land, except for Hazardous Materials that are necessary for Tenant’s operation of Tenant’s Permitted Use, as set forth on Exhibit A, and in all cases such Hazardous Materials must be used, generated, stored and disposed of in compliance with all applicable law and regulations. The Tenant covenants and agrees that the Tenant shall comply with all applicable laws and regulations and in handling and disposing of materials used in its research and other uses of the Premises, whether or not considered Hazardous Materials, and no dumping, flushing or other introduction of Hazardous Materials or such other inappropriate materials into the septic, sewage or other waste disposal systems serving the Premises shall occur, except as specifically permitted by law and subject to the conditions and qualifications imposed by any governmental license or permit. The Tenant shall provide to the Landlord copies of all licenses and permits that the Tenant has been required to obtain prior to the handling of any such Hazardous Materials, and the Tenant must obtain all of such licenses and permits prior to the commencement of operations in the Premises requiring the same. From time to time during the Term of this Lease, and thereafter during which the Tenant occupies any portion of the Premises, the Tenant shall provide the Landlord with such reasonable substantiation of the Tenant’s compliance with the requirements of this Section 5.5 and any additional requirements set forth in Section 6.2 as the Landlord may reasonably request. The Tenant covenants and agrees that the Tenant shall, at its sole cost, promptly remove or remediate all Hazardous Materials that are found upon the Premises, the Building or the Land by virtue of the failure of the foregoing covenants and agreements to have been fulfilled, or otherwise as the result of the act or omission of Tenant or its contractors, licensees, agents or employees, in a manner complying with all applicable laws and regulations and the provisions of this Lease. If the Tenant should have any responsibility under this Section 5.5 to remove or remediate Hazardous Materials, the Tenant shall keep the Landlord reasonably informed as to the status of the environmental condition at issue, promptly furnish to the Landlord copies of all regulatory filings with any governmental regulatory agencies in connection therewith, and substantiate the performance of its obligations under this Section 5.5.

Section 5.6                                      Landlord’s Responsibilities Regarding Hazardous Materials. During the Term of this Lease, if the removal or remediation of Hazardous Materials from the Premises.  Building or Land is required to be undertaken, then except to the extent such obligation is the responsibility of the Tenant under Section 5.5 hereof, the Landlord covenants and agrees to undertake the same without charge to the Tenant. Without limitation of the foregoing, if necessary to comply with any applicable legal requirements, should the existing environmental condition of the Land require the removal or remediation of Hazardous Materials, the Landlord shall perform such removal or remediation, without charge to the Tenant, when and if required by applicable legal requirements. The Landlord shall keep the Tenant reasonably informed as to the status of the environmental condition at issue, promptly furnish to the Tenant copies of all regulatory filings with any governmental regulatory agencies in connection therewith, and substantiate the performance of its obligations under this Section 5.6.

If the Premises shall be rendered no longer reasonably occupiable as a consequence of the presence of Hazardous Materials for which the Landlord is responsible for undertaking remediation under this Section 5.6, and the presence of such Hazardous Materials is introduced to the Premises by the Landlord, then until the Premises is again reasonably occupiable, the Annual Fixed Rent and Additional Rent shall be justly and equitably abated and reduced according to the nature and extent of the loss of use thereof suffered by the Tenant.

Section 5.7                                      Cross Indemnification. Each of the Landlord and the Tenant shall defend and indemnify the other and hold the other harmless from and against any damages, liability or expense associated with claims by governmental or other third parties arising out of the presence, removal or remediation of Hazardous Materials for which the indemnifying party is responsible for removal or remediation under this Lease.

ARTICLE 6

TENANT COVENANTS

The Tenant covenants during the Term and for such further time as the Tenant occupies any part of the Premises:

Section 6.1                                      Permitted Uses. The Tenant shall occupy the Premises only for the Permitted Uses, and shall not injure or deface the Premises or the Property, nor permit in the Premises any auction sale. The Tenant shall give written notice to the Landlord, within twenty (20) days prior to the Commencement Date and thereafter once annually within twenty (20) days of each anniversary of the Commencement Date, of any materials on OSHA’s right to know list or which are subject to regulation by any other federal, state, municipal or other governmental authority and which the Tenant intends to have present at the Premises. The Tenant shall comply with all requirements of public authorities and of the Board of Fire Underwriters in connection with methods of storage, use and disposal thereof although nothing herein shall prevent the Tenant from challenging the validity of such requirements. The Tenant shall not permit in the Premises any nuisance, or the emission from the Premises of any reasonably objectionable noise, odor or vibration, nor use or devote the Premises or any part thereof for any purpose which is contrary to taw or ordinance, or liable to invalidate or increase premiums (above those normally incurred for Permitted Uses) for any insurance on the Building or its contents (unless the Tenant pays for any such increase in premiums and provided such actions do not interfere with the use and enjoyment of the Land by the Landlord, other tenants, visitors or invitees of University Park) or liable to render necessary any alteration or addition to the Building, nor commit or permit any waste in or with respect to the Premises.

Section 6.2                                      Laws and Regulations. The Tenant shall comply with all federal, state and local laws, regulations, ordinances, executive orders, federal guidelines, and similar requirements in effect from time to time, including, without limitation, City of Cambridge ordinances numbered 1005 and 1086 and any subsequently adopted ordinance for employment and animal experimentation with respect to animal experiments and hazardous waste and any such requirements pertaining to employment opportunity, anti-discrimination and affirmative action. Tenant shall have the right to contest any notice of violation for any of the foregoing by appropriate proceedings diligently conducted in good faith.

Section 6.3                                      Rules and Regulations; Signs. The Tenant agrees to comply with such reasonable and non-discriminatorily enforced rules and regulations of general applicability (“Rules and Regulations”) as (i) may from time to time be made by the Landlord of which the Tenant is given written notice, so far as the same relate to the use of the Building, the Land and the Tenant’s appurtenant parking privileges and (ii) may from time to time be promulgated under the Declaration of Covenants with respect to all or any portion of University Park. The Tenant shall not obstruct in any manner any portion of the Property; and, except as set forth in this Lease, shall not permit the placing of any signs, curtains, blinds, shades, awnings or flagpoles, or the like, visible from outside the Building.

Section 6.4                                      Safety Compliance. The Tenant shall keep the Premises equipped with all safety appliances required by law or ordinance or any other regulations of any public authority because of the manner of use made by the Tenant and to procure all licenses and permits so required because of such manner of use and, if requested by the Landlord, do any work so required because of such use, it being understood that the foregoing provisions shall not be construed to broaden in any way the Tenant’s Permitted Uses. Tenant shall conduct such periodic tests, evaluations or certifications of safety appliances and laboratory equipment as are required or recommended in accordance with generally accepted standards for good laboratory practice to ensure that such safety appliances and equipment remain in good working order, and shall, upon Landlord’s reasonable request but not more often than two (2) times in any calendar year, provide to Landlord copies of such reports, evaluations and certifications.

Section 6.5                                      Landlord’s Entry. The Tenant shall permit the Landlord and it agents, after at least twenty four (24) hours’ notice except in the case of emergencies, to enter the Premises at all reasonable hours for the purpose of inspecting or making repairs to the same, monitoring Tenant’s compliance with the requirements and restrictions set forth in this Lease, and for the purpose of showing the Premises to prospective purchasers and mortgagees at all reasonable times and to prospective tenants within twelve (12) months of the end of the Term provided that in connection with such entry, Tenant may provide procedures reasonably designed so as not to jeopardize Tenant’s trade secrets, proprietary technology or critical business operations, including accompaniment of all such persons by an employee of the Tenant. In case of an emergency, the Landlord shall make good faith efforts to notify the Tenant in person or by telephone prior to such entry, and in any event, the Landlord shall notify Tenant promptly thereafter such entry.

Section 6.6                                      Floor Load. The Tenant shall not place a load upon any floor in the Premises exceeding the floor load per square, foot of area which such floor was designed to carry, and which is allowed by law. The Tenant’s machines and mechanical equipment shall be placed and maintained by the Tenant at the Tenant’s expense in settings sufficient to absorb or prevent vibration or noise that may be transmitted to the Building structure.

Section 6.7                                      Personal Property Tax. The Tenant shall pay promptly when due all taxes which may be imposed upon personal property (including, without limitation, fixtures and equipment) in the Premises to whomever assessed. Tenant shall have the right to contest the validity or amount of any such taxes by appropriate proceedings diligently conducted in good faith.

Section 6.8                                      Assignment and Subleases. The Tenant shall not assign this Lease or sublet (which term, without limitation, shall include granting of concessions, licenses and the like) the whole or any part of the Premises, nor permit the further underletting or assignment of any sublease or other occupancy agreement (each a ‘Transfer”) without, in each instance, having first received the consent of the Landlord which consent shall not be unreasonably withheld or delayed, except in the case of Permitted Transfers, with respect to which the Landlord’s consent shall not be required so long as a condition constituting an Event of Default is not then subsisting. In no event shall any of the Tenant’s rights with respect to the roof of the Building, if any, be assigned or sublet other than in connection with a Transfer of the whole or any part of the Premises for purposes of enabling the transferee to occupy the same for the conduct of its business therein (provided that the occupancy of part of the Premises in service of a business the substantial orientation of which is roof communications shall not qualify as such an occupancy), or to a service provider using such roof rights exclusively for the purpose of providing services to the Tenant in connection with the conduct of the Tenant’s business (other than a communications business). Any purported Transfer made without such consent or otherwise not fulfilling the conditions and requirements of this Section 6.8 shall be void, and except as specifically permitted in this Section 6.8, in no event shall the Tenant or anyone claiming by, through or under the Tenant have the right to mortgage, pledge, hypothecate or otherwise transfer this Lease. The Landlord shall not be deemed to be unreasonable in withholding its consent to any proposed Transfer that is subject to the Landlord’s consent based on any of the following factors:

(a)                                  If the manner in which the proposed occupant conducts its business operations is not consistent, in Landlord’s reasonable opinion, with the image and character of the University Park development as a first-class office/research and development park, then the withholding of consent by the Landlord shall be considered reasonable and

(b)                                 If the proposed Transfer is (i) an assignment of this Lease, or (ii) a sublease where as a result of the consummation of such sublease, the then Tenant shall no longer be in occupancy of at least sixty five percent (65%) of the rentable floor area of the Premises (e.g. any sublease that would result in more than thirty five percent (35%) of the rentable floor area of the Premises being subject to a sublease, subleases or other occupancy agreements), then in either of such cases, if the proposed occupant is not sufficiently creditworthy in the reasonable opinion of the Landlord with reference to the obligations which are to be fulfilled by the tenant under this Lease, and the reasonable needs of the Landlord to protect the value of the Building, then the withholding of consent by the Landlord shall be considered reasonable.

If the proposed occupant is already involved in discussions with either the Landlord or any affiliate of the Landlord regarding space within University Park that is or is to become available for lease, then the withholding of consent by the Landlord shall be considered reasonable.

Notwithstanding anything to the contrary contained in this Section, Tenant shall have the right to assign or otherwise transfer this Lease or the Premises, or part of the Premises, without obtaining the prior consent of Landlord, (a) to an entity owning a majority of Tenant or to a majority owned subsidiary or to an entity which is majority owned by the same entity which owns a majority of Tenant (any of the foregoing being referred to herein as a ‘Tenant Affiliate”), provided that (i) the transferee shall, subject to applicable law, regulation or prior binding agreement, prior to the effective date of the transfer, deliver to Landlord instruments evidencing such transfer and its agreement to assume and be bound by all the terms, conditions and covenants of this Lease to be performed by Tenant, all in form reasonably acceptable to Landlord, and (ii) at the time of such transfer there shall not be an uncured Event of Default under this Lease; or (b) to the purchaser of at least fifty percent (50%) of its assets or stock, or to any entity into which the Tenant may be merged or consolidated (along with all or substantially all of its assets) (the “Acquiring Company”), provided that (i) the net worth of the Acquiring Company upon the consummation of the transfer or merger shall not be less than the net worth of the Tenant at the time immediately prior to such transfer or merger, (ii) the Acquiring Company continues to operate the business conducted in the Premises consistent with the Permitted Uses described in Exhibit A hereto, (iii) the Acquiring Company shall assume in writing, in form reasonably acceptable to Landlord, all of Tenant’s obligations under this Lease, (iv) Tenant shall provide to Landlord such additional information regarding the Acquiring Company as Landlord shall reasonably request, and (v) Tenant shall pay Landlord’s reasonable out-of-pocket expenses incurred in connection therewith. Unless Landlord shall have objected to such assignment or transfer by Tenant within ten (10) business days following Landlord’s receipt of the information or items described in (b)(i) and (iii) above, then Landlord shall be deemed to have waived its right to object thereto. Each of the transfers described in this paragraph is referred to hereinafter as “Permitted Transfers.” In no event shall any transaction consummated for the purpose of evading Tenant’s obligation to obtain Landlord’s consent under this Section 6.8 be construed as a Permitted Transfer, notwithstanding that such transaction otherwise qualifies as a Permitted Transfer.

Whether or not the Landlord consents, or is required to consent, to any Transfer, the Tenant named herein shall remain fully and primarily liable for the obligations of the Tenant hereunder, including, without limitation, the obligation to pay Annual Fixed Rent and Additional Rent provided under this Lease.

The Tenant shall give the Landlord notice of any proposed Transfer (other than a Permitted Transfer), specifying the provisions thereof, including (i) the name and address of the proposed occupant, subtenant, assignee, mortgagee or other transferee, (ii) a copy of the proposed occupant’s, subtenant’s, assignee’s, mortgagee’s or other transferee’s most recent annual financial statement, and (iii) all of the terms and provisions upon which the proposed Transfer is to be made including, without limitation, all of the documentation effectuating such Transfer (which shall be subject to the Landlord’s approval not to be unreasonably withheld) and such other reasonable information concerning the proposed Transfer or concerning the proposed occupant, subtenant, assignee, mortgagee or other transferee as the Tenant has obtained in connection with the proposed Transfer. The Tenant shall reimburse the Landlord promptly for reasonable legal and other reasonable expenses incurred by the Landlord in connection with any request by the Tenant for consent to any Transfer. If this Lease is assigned, or if the Premises or any part thereof is sublet or occupied by anyone other than the Tenant, or there is otherwise a Transfer, then during any time when an Event of Default is subsisting, the Landlord may, at any time and from time to time, collect rent and other charges from the assignee, sublessee, occupant, mortgagee or transferee, and apply the net amount collected to the rent and other charges herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of the prohibitions contained in this Section 6.8 or the acceptance of the assignee, sublessee or occupant as a tenant or a release of the Tenant from the further performance by the Tenant of covenants on the part of the Tenant herein contained.

The Tenant shall pay to the Landlord fifty percent (50%) of any amounts the Tenant receives from any occupant, subtenant, assignee or other transferee other than a Permitted Transferee, as rent, additional rent or other forms of compensation or reimbursement (if any) in excess of the aggregate amount of (i) the proportionate monthly share of Annual Fixed Rent, Additional Rent and all other monies due to Landlord pursuant to this Lease (allocable in the case of a sublease to that portion of the Premises being subleased), (ii) brokerage commissions and fees for legal services associated with the transaction, (iii) any expenses incurred by the Tenant in connection with preparing the Premises or applicable portion thereof for occupancy by such subtenant, assignee or other transferee and (iv) any monetary concessions paid to the subtenant, assignee or other transferee such as, but not limited to, reimbursement of moving expenses (collectively “Sublease Transaction Expenses”). In the circumstances where the transferee pays the consideration due to the Tenant on account of such transfer over time (e.g. monthly rental payments under a sublease), Sublease Transaction Expenses shall be amortized on a straight-line basis over the term of the transfer in question, together with interest at a rate which is reasonably satisfactory to the Landlord. Neither the fact that the Landlord’s consent may not be required in order for the Tenant to effectuate a Permitted Transfer, nor the consent by the Landlord to a Transfer for which the Landlord’s consent is required shall be construed to relieve the Tenant from the obligation to obtain the express consent in writing of the Landlord to any further Transfer whether by the Tenant or by anyone claiming by, through or under the Tenant including, without limitation, any occupant, assignee, subtenant, mortgagee or other transferee, excluding any Permitted Transfer.

The Landlord may elect, within thirty (30) days of receipt of written notice from the Tenant of any proposed assignment of this Lease prior to approving or disapproving any such proposed assignment, to repossess the Premises. The Landlord may thereafter lease the Premises in such a manner as the Landlord may in its sole discretion determine. In the event the Landlord elects to repossess the Premises as provided above, then all of the Tenant’s rights and obligations hereunder with respect to the Premises shall cease and shall be of no further force and effect. The provisions of this paragraph shall not apply to Permitted Transfers.

If the Landlord withholds consent to a proposed Transfer, in any case where the Landlord is bound by this Lease not to unreasonably withhold such consent, and the Tenant disputes the reasonability of the Landlord’s withholding of such consent, then either party may, at its election, have the dispute resolved by the Expedited Dispute Resolution Procedure. The Landlord shall have no liability for having unreasonably withheld consent to such a Transfer provided that the Landlord may be required to give such consent pursuant to the Expedited Dispute Resolution Procedure.

ARTICLE 7

INDEMNITY AND INSURANCE

Section 7.1                                      Indemnity. The Tenant shall indemnify and save harmless the Landlord and the Landlord’s ground lessees, mortgagees and managing agent for the Building from and against all claims, loss, or damage of whatever nature arising from (i) any breach by Tenant of any obligation of Tenant under this Lease, or (ii) any negligence or misconduct of the Tenant, or the Tenant’s contractors, licensees, agents, servants or employees, or (iii) any accident, injury or damage whatsoever caused to any person or property in the Building or on or about the Land, occurring after the Commencement Date (or such earlier date upon which the Tenant first commences occupancy of all or any part of the Premises) and until the end of the Term and thereafter, so long as the Tenant is in occupancy of any part of the Premises, provided that the foregoing indemnity shall not include any claims, loss or damage to the extent arising from any negligence or misconduct of the Landlord, or the Landlord’s contractors, licensees, agents, servants or employees or the Landlord’s ground lessees, mortgagees or managing agent for the Building.

The Landlord shall indemnify and save harmless the Tenant from and against all claims, loss, or damage of whatever nature arising from (i) any breach by Landlord of any obligation of Landlord under this Lease or (ii) from any negligence or misconduct of the Landlord, or the Landlord’s contractors, licensees, agents, servants or employees, provided that the foregoing indemnity shall not include any claims, loss or damage to the extent arising from any act, omission or negligence of the Tenant, or the Tenant’s contractors, licensees, agents, servants or employees, occurring following the Commencement Date and until the expiration of earlier termination of the Term of this Lease.

The foregoing indemnity and hold harmless agreements shall include indemnity against reasonable attorneys’ fees and all other costs, expenses and liabilities incurred in connection with any such claim or proceeding brought thereon, and the defense thereof, but shall be subject to the limitations specified in Sections 7.5 and 12.16.

Section 7.2                                      Liability Insurance. The Tenant agrees to maintain in full force from the Commencement Date (or such earlier date upon which the Tenant first commences occupancy [as distinguished from construction of Initial Leasehold Improvements by the Contractor (as defined in the Work Letter)] of all or any part of the Premises), throughout the Term, and thereafter, so long as the Tenant is in occupancy of any part of the Premises, a policy of commercial general liability insurance under which the Landlord (and any individuals or entities affiliated with the Landlord, any ground lessor and any holder of a mortgage on the Property of whom the Tenant is notified by the Landlord) are named as additional insureds, and under which the insurer provides a contractual liability endorsement insuring against all cost, expense and liability arising out of or based upon any and all claims, accidents, injuries and damages described in Section 7.1, in the broadest form of such coverage from time to time available. Each such policy shall be noncancelable and nonamendable (to the extent that any proposed amendment reduces the limits or the scope of the insurance required in this Lease) with respect to the Landlord and such ground lessors and mortgagees without thirty (30) days’ prior notice to the Landlord and such ground lessors and mortgagees and at the election of the Landlord, either a certificate of insurance or a duplicate original policy shall be delivered to the Landlord. The minimum limits of liability of such insurance as of the Commencement Date shall be Ten Million Dollars ($10,000,000.00) for combined bodily injury (or death) and damage to property (per occurrence) with an aggregate annual limit of liability of Ten Million Dollars ($10,000,000.00), and from time to time during the Term such limits of liability shall be increased to reflect such higher limits as are customarily required pursuant to new leases of space in the Boston-Cambridge area with respect to similar properties. Such insurance may be effected with a combination of a base commercial general liability policy and umbrella insurance.

Section 7.3                                      Personal Property at Risk. The Tenant agrees that all of the furnishings, fixtures, equipment, effects and property of every kind, nature and description of the Tenant and of all persons claiming by, through or under the Tenant which, during the continuance of this Lease or any occupancy of the Premises by the Tenant or anyone claiming under the Tenant which, during the continuance of this Lease or any occupancy of the Premises by the Tenant or anyone claiming under the Tenant, may be on the Premises or elsewhere in the Building or on the Property or parking facilities provided hereby, shall be at the sole risk and hazard of the Tenant, and if the whole or any part thereof shall be destroyed or damaged by fire, water or otherwise, or by the leakage or bursting of water pipes, steam pipes, or other pipes, by theft or from any other cause, no part of said loss or damage is to be charged to or be borne by the Landlord, except that the Landlord shall in no event be exonerated from any liability to the Tenant or to any person, for any injury, loss, damage or liability to the extent caused by Landlord’s or its employees’, agents’ or contractors’ negligence or willful misconduct.

Section 7.4                                      Landlord’s Insurance.  The Landlord shall, from and after the Commencement Date and until the expiration or earlier termination of the Term of this Lease, carry such “all risk” casualty in an amount equal to at least the replacement cost for the Building with a deductible in amounts carried at comparable buildings with similar uses within the Cambridge market or required by any mortgagee holding a mortgage thereon or any ground lessor of the Land, in an amount equal to the replacement cost of the Building, including all leasehold improvements, exclusive of foundations, site preparation and other nonrecurring construction costs. The Landlord shall also, during the aforesaid period, carry commercial general liability insurance with the same limits which the Tenant is required to carry from time to time upon and with respect to operations at the Building, which shall similarly be noncancellable and nonamendable (to the extent that any proposed amendment reduces the limits or the scope of insurance required in this Lease) with respect to the Tenant without thirty (30) days’ prior notice to the Tenant.

Section 7.5                                      Waiver of Subrogation. Any casualty insurance carried by either party with respect to the Building, Land, Premises, parking facilities or any property therein or occurrences thereon shall, without further request by either party, include a clause or endorsement denying to the insurer rights of subrogation against the other party (and the Landlord’s policy shall also deny the insurer rights of subrogation against any permitted subtenant and any such subtenant shall be required to carry a policy that denies the insurer rights of subrogation against the Landlord) to the extent rights have been waived by the insured prior to occurrence of injury or loss. Each party, notwithstanding any provisions of this Lease to the contrary, hereby waives any rights of recovery against the other (and the Landlord hereby waives any right of recovery which the Landlord has against any permitted subtenant, and any sublease will require that the subtenant waive any right of recovery which any such subtenant may have against the Landlord) for loss or damage to property, including, without limitation, loss or damage caused by negligence of such other party, due to hazards covered by casualty insurance which such party is required to carry hereunder, except with respect to any damage within the deductible under such insurance policy.

Section 7.6                                      Policy Requirements. Any required insurance may be in the form of blanket coverage, so long as the coverage required herein is maintained. Each party shall cause a certificate, providing such information as reasonably requested by the other party, evidencing the existence and limits of its insurance coverage with respect to the Premises and the Building, as the case may be, to be delivered to such other party upon the commencement of the Term. Thereafter, each party shall cause similar certificates evidencing renewal policies to be delivered to such other party at least thirty (30) days prior to the expiration of the term of each policy and at such other times as reasonably requested by the other party. The insurance policies and certificates required by this Article 7 shall contain a provision requiring the insurance company to furnish Landlord and Tenant, as the case may be, thirty (30) days’ prior written notice of any cancellation or lapse, or the effective date of any reduction in the amounts or scope of coverage. The Landlord shall have reasonable approval over the identity of the Tenant’s insurance underwriter.

ARTICLE 8

CASUALTY AND EMINENT DOMAIN

Section 8.1                                      Restoration Following Casualties. If, during the Term, the Building or the Premises shall be damaged by fire or casualty, subject to termination rights of the Landlord and the Tenant provided below in this Article 8, the Landlord shall proceed promptly to exercise diligent efforts to restore, or cause to be restored, the Building to substantially the condition thereof just prior to time of such damage, but the Landlord shall not be responsible for delay in such restoration which may result from External Causes. Provided that the Landlord complies with its obligations to carry casualty insurance in accordance with Section 7.4, the Landlord shall have no obligation to expend in the reconstruction of the Building more than the sum of the amount of any deductible and the actual amount of insurance proceeds made available to the Landlord by its insurer, and any additional costs associated with changes to the Premises desired by the Tenant and permitted by Article 4 shall be paid by the Tenant in the manner reasonably required by the Landlord. Any restoration of the Building or the Premises shall be altered to the extent necessary to comply with then current and applicable laws and codes. The Landlord shall, as soon as possible after any casualty, but in any event no later than sixty (60) days after such casualty, provide to the Tenant a reasonable written estimate (“Architect’s Estimate”) from a reputable architect or other design professional as to the time frame within which the Landlord will be able to repair the casualty damage and the cost of repairing such damage, and the Landlord’s reasonable determination (“Insurance Proceeds Estimate”) as to the amount of insurance proceeds which will be available to repair such damage.

Section 8.2                                      Landlord’s Termination Election. If the Landlord reasonably determines, based upon the Architect’s Estimate and the Insurance Proceeds Estimate, that (a) the amount of insurance proceeds available to the Landlord is insufficient (by more than the amount of any deductible) to cover the cost of restoring the Building by more than the amount of any deductible (provided however, that the Landlord shall not have the right to terminate the Lease pursuant to this clause (a) if the casualty would have been covered by casualty insurance which the Landlord is required to obtain pursuant to Section 7.4), or (b) the Landlord will be unable to restore the Building within twelve (12) months from the date of such casualty, then the Landlord may terminate this Lease by giving notice to the Tenant at the time that the Landlord provides to the Tenant the Architect’s Estimate and the Insurance Proceeds Estimate. Any such termination shall be effective on the date designated in such notice from the Landlord, but in any event not later than sixty (60) days after such notice, and if no date is specified, effective upon the delivery of such notice. Failure by the Landlord to give the Tenant notice of termination within ninety (90) days following the occurrence of the casualty shall constitute the Landlord’s agreement to restore the Building as contemplated in Section 8.1.

Section 8.3                                      Tenant’s Termination Elections. If, based upon the Architect’s Estimate and the Insurance Proceeds Estimate, the time period for repairing any casualty damage will exceed twelve (12) months after the date of any casualty, then the Tenant shall have the right, exercisable by written notice given on or before the date thirty (30) days after the Landlord gives to the Tenant the Architect’s Estimate and the Insurance Proceeds Estimate, to terminate this Lease.

If neither the Landlord nor the Tenant exercise their termination rights based upon the Architect’s Estimate and the Insurance Proceeds Estimate, but the Landlord has failed to restore the Building, within twelve (12) months from the date of the casualty or taking, such period to be subject, however, to extension (which extension shall not exceed an additional one hundred eighty (180) days) where the delay in completion of such work is due to External Causes, the Tenant shall have the right to terminate this Lease at any time after the expiration of such 12-month period (as extended by delay due to External Causes as aforesaid), as the case may be, until the restoration is substantially completed, such termination to take effect as of the date of the Tenant’s notice. However, if the Landlord has been diligently prosecuting the repair of all casualty and damage, and if the Landlord reasonably determines at any time, and from time to time, during the restoration, based upon certification by its architect or other design professional, that such restoration will not be able to be completed before the deadline date after which the Tenant may terminate this Lease under this Section 8.3, and the Landlord specifies in a notice to Tenant to such effect a later date that the Landlord estimates will be the date upon which such restoration will be completed, then the Tenant may terminate this Lease within thirty (30) days of the Landlord’s notice as aforesaid, failing which the deadline date shall be extended to the date set forth in Landlord’s notice (as extended by delay due to External Causes as aforesaid). The Landlord shall exercise reasonable efforts to keep the Tenant advised of the status of restoration work from time to time, and promptly following any request for information during the course of the performance of the restoration work.

Section 8.4                                      Casualty at Expiration of Lease. If the Premises shall be damaged by fire or casualty in such a manner that the Premises cannot, in the ordinary course, reasonably be expected to be repaired within one hundred twenty (120) days from the commencement of repair work and such damage occurs within the last twenty four (24) months of the Term (as the same may have been extended prior to such fire or casualty), either party shall have the right, by giving notice to the other not later than sixty (60) days after such damage, to terminate this Lease, whereupon this Lease shall terminate as of the date of such notice. Notwithstanding the foregoing, the Landlord shall not have the right to terminate this Lease as aforesaid provided that the Tenant shall have exercised its right to extend the Term of this Lease pursuant to Section 2.6 hereof not later than forty-five (45) days after the date of damage to the Premises.

Section 8.5                                      Eminent Domain. Except as hereinafter provided, if the Premises, or such portion thereof as to render the balance (if reconstructed to the maximum extent practicable in the circumstances) unsuitable for continued occupancy for the purposes contemplated under this Lease, shall be taken by condemnation or right of eminent domain, and the Landlord and the Tenant shall each have the right to terminate this Lease by notice to the other of its desire to do so, provided that such notice is given not later than thirty (30) days after receipt by the Tenant of notice of the effective date of such taking. If so much of the Building shall be so taken that the Landlord reasonably determines, in good faith, that it would be necessary to substantially alter the Building so that a rebuilt Building will not be substantially similar to the Building before such taking, the Landlord shall have the right to terminate this Lease by giving notice to the Tenant of the Landlord’s desire to do so not later than thirty (30) days after the effective date of such taking.

Should any part of the Premises be so taken or condemned during the Term, and should this Lease be not terminated in accordance with the foregoing provisions, the Landlord agrees to use reasonable efforts to put what may remain of the Premises into proper condition for use and occupation as nearly like the condition of the Premises prior to such taking as shall be practicable, subject, however, to applicable laws and codes then in existence. The Landlord shall have no obligation to expend in the aforesaid restoration more than the proceeds of any award received in any condemnation or eminent domain proceeding, or any sum paid in lieu thereof.

Section 8.6                                      Rent After Casualty or Taking. If the Premises shall be damaged by fire or other casualty, until the Lease is terminated or the Premises is restored, the Annual Fixed Rent and Additional Rent shall be justly and equitably abated and reduced according to the nature and extent of the loss of use thereof suffered by the Tenant. In the event of a taking which permanently reduces the area of the Premises, a just proportion of the Annual Fixed Rent and applicable Additional Rent shall be abated for the remainder of the Term.

Section 8.7                                      Temporary Taking. In the event of any taking of the Premises or any part thereof for a temporary use not in excess of twelve (12) months, (i) this Lease shall be and remain unaffected thereby and Annual Fixed Rent and Additional Rent shall not abate, and (ii) the Tenant shall be entitled to receive for itself such portion or portions of any award made for such use with respect to the period of the taking which is within the Term.

Section 8.8                                      Taking Award. Except as otherwise provided in Section 8.7, the Landlord shall have and hereby reserves and accepts, and the Tenant hereby grants and assigns to the Landlord, all rights to recover for damages to the Building and the Land, and the leasehold interest hereby created, and to compensation accrued or hereafter to accrue by reason of such taking, damage or destruction, as aforesaid, and by way of confirming the foregoing, the Tenant hereby grants and assigns to the Landlord, all rights to such damages or compensation. Nothing contained herein shall be construed to prevent the Tenant from prosecuting in any condemnation proceedings a claim for relocation expenses and improvements made by the Tenant in the Premises that constitute Tenant’s personal property, including the Removable Alterations.

Section 8.9                                      Casualty or Eminent Domain Affecting Parking Privileges. If, during the Term, there shall be damage by fire or casualty, or a taking by condemnation or right of eminent domain, that results in the Landlord reducing the number of Parking Passes that permit the Tenant to park in parking spaces within University Park (a “University Park Parking Privileges Reduction”), then notwithstanding anything to the contrary provided in Exhibit A, the Landlord may substitute alternative parking arrangements (“Temporary Substitute Parking Arrangements”) within a one-mile radius of University Park that will provide parking areas with respect to which the Tenant may (using the Parking Passes that may no longer be used for parking within University Park) enjoy the parking privileges contemplated hereby, provided that any such alternative parking areas shall be reasonably well lit, and there shall be provided shuttle bus transportation to and from University Park from such alternative parking areas, on terms reasonably satisfactory to the Tenant. The Landlord’s furnishing of Temporary Substitute Parking Arrangements shall constitute a satisfactory curing of the adverse effects of a University Park Parking Privileges Reduction, subject to the further provisions of this Section 8.9 below.

The Landlord hereby covenants and agrees that any University Park Parking Privileges Reduction shall be made on a fair and equitable basis with respect to all of the tenants in University Park. The Landlord shall, within one hundred twenty (120) days of any fire, casualty or taking affecting parking facilities within University Park that results in a University Park Parking Privileges Reduction, give the Tenant written notice (“Parking Notice”) (i) describing to what extent the Landlord will be able to provide Temporary Substitute Parking Arrangements that fulfill the requirements of the immediately prior paragraph of this Section 8.9 and (ii) providing an estimate of the likely duration of such University Park Parking Privileges Reduction. The Landlord shall, in the Parking Notice, designate the number of affected Parking Passes and the location of the substitute parking areas, and cooperate with the Tenant to establish reasonably satisfactory terms for shuttle bus transportation, as soon as reasonably possible following the occurrence of an event resulting in a University Park Parking Privileges Reduction.

If the Landlord (i) does not, in the Parking Notice, make Temporary Substitute Parking Arrangements within one hundred twenty (120) days of the commencement of a University Park Parking Privileges Reduction that fulfill the requirements of the first paragraph of this Section 8.9 with respect to at least fifty percent (50%) of the Parking Passes to which the Tenant is entitled under this Lease, (ii) specifies in the Landlord’s estimate of the likely duration of the University Park Parking Privileges Reduction that the period during which the Tenant must suffer a reduction of more than fifty percent (50%) of its Parking Passes (i.e., not replaced through Temporary Substitute Parking Arrangements) will exceed one (1) year, or (iii) specifies in the Landlord’s estimate of the likely duration of the University Park Parking Privileges Reduction that the period during which a University Park Parking Privileges Reduction will exist will likely exceed twenty four (24) months, then the Tenant shall have the right, exercisable upon written notice to the Landlord within thirty (30) days after the Tenant receives the Parking Notice, to terminate this Lease.

If the Tenant does not exercise its termination right, as aforesaid, then the Landlord shall, to the extent practicable, proceed promptly after the occurrence of a University Park Parking Privileges Reduction affecting the Tenant to restore, or cause to be restored, sufficient parking areas in University Park to permit the Tenant to have the number of Parking Passes contemplated in Exhibit A to be able to be used in parking areas within University Park. However, if the Landlord is unable to so restore the Tenant’s parking privileges within University Park within twenty four (24) months from the date of the University Park Parking Privileges Reduction, then the Tenant shall have the right to terminate this Lease by notice to the Landlord of its desire to do so, provided such notice is given not later than thirty (30) days after the Landlord notifies the Tenant as aforesaid.

The Tenant’s termination rights set forth in this Section 8.9 shall be the Tenant’s sole remedy for the Landlord’s inability to provide the parking privileges contemplated under this Lease in the event of a casualty or taking affecting parking in University Park, provided that the Landlord has complied with its obligation to act on a fair and equitable basis. Any such termination of this Lease by the Tenant, as aforesaid, shall be effective thirty (30) days after notice is so given to the Landlord, or such later date specified by the Tenant in such termination notice not exceeding one hundred eighty (180) days after termination notice is given. Failure by the Tenant to timely exercise any right to terminate this Lease under this Section 8.9 shall result in the waiver by the Tenant of any such right to terminate this Lease.

ARTICLE 9

DEFAULT

Section 9.1                                      Tenant’s Default. Each of the following shall constitute an Event of Default:

(a)                                  Failure on the part of the Tenant to pay the Annual Fixed Rent, Additional Rent or other charges for which provision is made herein on or before the date on which the same become due and payable, if such condition continues for ten (10) days after written notice that the same are due.

(b)                                 Failure on the part of the Tenant to perform or observe any other term or condition contained in this Lease if the Tenant shall not cure such failure within thirty (30) days after written notice from the Landlord to the Tenant thereof, provided that in the case of breaches that are not reasonably susceptible to cure within thirty (30) days through the exercise of due diligence, then so long as the Tenant commences such cure within thirty (30) days, and the Tenant diligently pursues such cure to completion, such breach shall not be deemed to create an Event of Default.

(c)                                  The taking of the estate hereby created on execution or by other process of law; or a judicial declaration that the Tenant, or any guarantor of this Lease, is bankrupt or insolvent according to law; or any assignment of the property of the Tenant, or any guarantor of this Lease, for the benefit of creditors; or the appointment of a receiver, guardian, conservator, trustee in bankruptcy or other similar officer to take charge of all or any substantial part of the property of Tenant, or any guarantor of this Lease, by a court of competent jurisdiction, which officer is not dismissed or removed within ninety (90) days; or the filing of an involuntary petition against the Tenant, or any guarantor of this Lease, under any provisions of the bankruptcy act now or hereafter enacted if the same is not dismissed within ninety (90) days; the filing by the Tenant, or any guarantor of this Lease, of any voluntary petition for relief under provisions of any bankruptcy law now or hereafter enacted.

If an Event of Default shall occur, then, in any such case, whether or not the Term shall have begun, the Landlord lawfully may, immediately or at any time thereafter, give notice to the Tenant specifying the Event of Default and this Lease shall come to an end on the date specified therein as fully and completely as if such date were the date herein originally fixed for the expiration of the Lease Term, and the Tenant will then quit and surrender the Premises to the Landlord, but the Tenant shall remain liable as hereinafter provided.

Section 9.2                                      Damages. In the event that this Lease is terminated, the Tenant covenants to pay to the Landlord punctually all the sums (“Periodic Payments”) and perform all the obligations which the Tenant covenants in this Lease to pay and to perform in the same manner and to the same extent and at the same time as if this Lease had not been terminated, and all of the Landlord’s expenses in connection with reletting the Premises including, without limitation, all repossession costs, brokerage commissions, fees for legal services and expenses of preparing the Premises for such reletting. However, the Landlord may elect, at any time, to demand in lieu of any further obligations to make Periodic Payments, and payments on account of the Landlord’s reletting costs thereafter accruing, as compensation, an amount (the “Lump Sum Payment”) equal to the excess, if any, of the discounted present value of the total rent reserved for the then remainder of the Term over the then discounted present fair rental value of the Premises for the then remainder of the Term. The discount rate for calculating such sum shall be the then current rate of United States Treasury securities having a maturity date as close as possible to the end of the Term (had the Lease not been terminated). In calculating the rent reserved, there shall be included, in addition to the Annual Fixed Rent and all Additional Rent, the value of all other considerations agreed to be paid or performed by the Tenant over the remainder of the Term.

In calculating the Periodic Payments to be made by the Tenant under the foregoing covenant, the Tenant shall be credited with the net proceeds of any rent obtained by reletting the Premises, after deducting all the Landlord’s expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, fees for legal services and expenses of preparing the Premises for such reletting. The Landlord may (i) relet the Premises, or any part or parts thereof, for a term or terms which may, at the Landlord’s option, exceed or be equal to or less than the period which would otherwise have constituted the balance of the Term, and may grant such concessions and free rent as the Landlord in its reasonable commercial judgment considers advisable or necessary to relet the same and (ii) make such alterations, repairs and improvements in the Premises as the Landlord in its reasonable commercial judgment considers advisable or necessary to relet the same. No action of the Landlord in accordance with foregoing or failure to relet or to collect rent under-reletting shall operate to release or reduce the Tenant’s liability. The Landlord shall be entitled to seek to rent other properties of the Landlord prior to reletting the Premises. Notwithstanding the foregoing, the Landlord shall offer such Premises to lease in the same manner as the Landlord offers other vacant space for lease in University Park.

Section 9.3                                      Cumulative Rights. The specific remedies to which either party may resort under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which it may be lawfully entitled in case of any breach or threatened breach by the other party of any provisions of this Lease. In addition to the other remedies provided in this Lease, each party shall be entitled to seek the restraint by injunction of the violation or attempted or threatened violation of any of the covenants, conditions or provisions of this Lease or to a decree compelling specific performance of any such covenants, conditions or provisions. Nothing contained in this Lease shall limit or prejudice the right of the Landlord to prove for and obtain in proceedings for bankruptcy, insolvency or like proceedings by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater, equal to, or less than the amount of the loss or damages referred to above.

Section 9.4                                      Landlord’s Self-help. If there shall be an Event of Default, or if emergency circumstances should exist where, upon the giving of notice or passage of time, such circumstances would constitute an Event of Default, then the Landlord shall have the right, but not the obligation, after the giving by the Landlord of notice thereof to the Tenant (except in case of emergency circumstances in which case no prior notice need be given), to perform such obligation. In the event the Landlord exercises its rights under this Section 9.4 in case of emergency, the Landlord shall notify the Tenant as soon as reasonably possible after the taking of such action. The Landlord may exercise its rights under this Section without waiving any other of its rights or releasing the Tenant from any of its obligations under this Lease. The Tenant shall be liable to the Landlord for all of the Landlord’s reasonable costs associated with effecting such cure.

Section 9.5                                      Enforcement Expenses; Litigation. Each party hereto shall promptly reimburse the other for all costs and expenses, including without limitation legal fees, incurred by such party in exercising and enforcing its rights under this Lease following the other party’s failure to comply with its obligations hereunder, whether or not such failure constitutes an Event of Default pursuant to Sections 9.1 or 9.7 hereof.

If either party hereto be made or becomes a party to any litigation commenced by or against the other party by or against a third party, or incurs costs or expenses related to such litigation, involving any part of the Property and the enforcement of any of the rights, obligations or remedies of such party, then the party becoming involved in any such litigation because of a claim against such other party hereto shall receive from such other party hereto all costs and reasonable attorneys’ fees incurred by such party in such litigation.

Section 9.6                                      Late Charges; Interest on Overdue Payments.

(a)                                  In the event that any payment of Annual Fixed Rent or Additional Rent shall remain unpaid for a period of ten (10) days following notice by the Landlord to the Tenant that such payment is overdue, there shall become due to the Landlord from the Tenant, as Additional Rent and as compensation for the Landlord’s extra administrative costs in investigating the circumstances of late rent, a late charge of two percent (2%) of the amount overdue.

(b)                                 Any Annual Fixed Rent and Additional Rent or other amount which is due from either party to the other party which is not paid within ten (10) days after the same is due and payable shall bear interest from the date due until paid at the variable rate (the “Default Interest Rate”) equal to the annual rate from time to time announced by Fleet Bank as its base rate, plus two percent (2%), or if such rate can no longer be determined, the annual prime rate from time to time announced by The Wall Street Journal, plus two percent (2%).

Section 9.7                                      Landlord’s Right to Notice and Cure; Tenant’s Self-Help Rights. The Landlord shall in no event be in default in the performance of any of the Landlord’s obligations hereunder unless and until the Landlord shall have failed to perform such obligations within thirty (30) days, or such additional time as is reasonably required to correct any such default, after written notice by the Tenant to the Landlord expressly specifying wherein the Landlord has failed to perform any such obligation. If the Landlord has failed to make any repair which results in a material risk of damage or injury to persons or property within the Premises within thirty (30) days of such notice, or such additional time as is required (provided the Landlord shall have commenced to undertake such repair within thirty (30) days of such notice and then diligently prosecutes such repair work) to make such repair, then the Tenant shall have the right, after providing an additional ten (10) days’ written notice to the Landlord, and any Mortgagee and Ground Lessor, to perform such obligation so long as the same may be done solely on the Property. Notwithstanding the foregoing, in the case of an emergency, the Tenant shall have the right to perform any such obligation without regard to the thirty (30) day notice period, so long as (a) the Tenant makes a good faith attempt to notify the Landlord prior to taking such action and (b) notifies the Landlord as soon as possible thereafter. The Landlord shall be liable to the Tenant for all of the Tenant’s reasonable costs associated with effecting such cure, provided that in no event shall the Tenant be entitled to abate any Annual Fixed Rent or Additional Rent or otherwise offset such costs against sums due the Landlord under this Lease.

ARTICLE 10

MORTGAGEES’ AND GROUND LESSORS’ RIGHTS

Section 10.1                                Subordination. This Lease shall be subject and subordinate to any and all ground leases of the Property, and therefore the terms and conditions of any such ground lease shall be superior to all rights hereby or hereafter vested in the Tenant, subject however to Section 10.5 hereof. There are no obligations imposed upon the Tenant under the ground lease except as expressly set forth in this Lease. At the election of the holder of any mortgage encumbering the Landlord’s interest in the Property, which under this Lease means the Landlord’s leasehold interest under a ground lease, this Lease shall be subject and subordinate to the lien of any mortgages thereon, so that the rights of any such mortgagee shall be superior to all rights hereby or hereafter vested in the Tenant, subject however to Section 10.5 hereof.

Section 10.2                                Prepayment of Rent not to Bind Mortgagee or Ground Lessor. No Annual Fixed Rent, Additional Rent (other than estimated monthly payments on account of Additional Rent which the Tenant is required to pay pursuant to the provisions of this Lease), or any other charge payable to the Landlord shall be paid more than thirty (30) days prior to the due date thereof under the terms of this Lease and payments made in violation of this provision shall (except to the extent that such payments are actually received by a mortgagee or ground lessor) be a nullity as against such mortgagee or ground lessor and the Tenant shall be liable for the amount of such payments to such mortgagee or ground lessor.

Section 10.3                                Tenant’s Duty to Notify Mortgagee and Ground Lessor; Mortgagee’s and Ground Lessor’s Ability to Cure. The Tenant hereby agrees that, if the Tenant provides the Landlord with any notice of default or claimed default on the part of the Landlord under the Lease, the Tenant shall concurrently therewith send a copy of such notice to any mortgagee and ground lessor of whom the Tenant has been given prior written notice (“Mortgagee” or “Ground Lessor” as applicable). In such event, the Mortgagee and Ground Lessor shall be permitted (but not obligated) to cure any such default. No act or failure to act on the part of the Landlord which would entitle the Tenant under the terms of this Lease, or by law, to be relieved of the Tenant’s obligations to pay Annual Fixed Rent or Additional Rent hereunder or to terminate this Lease, shall result in a release or termination of such obligations of the Tenant or a termination of this Lease unless (i) the Tenant shall have first given written notice of the Landlord’s act or failure to act to any Mortgagee and Ground Lessor, specifying the act or failure to act on the part of the Landlord which would give basis to the Tenant’s rights; and (ii) no such Mortgagee or Ground Lessor, after receipt of such notice, shall have corrected or cured the condition complained of within a reasonable time thereafter (which shall include a reasonable period of time for such mortgagee or ground lessors, not to exceed thirty (30) days after receipt of such notice, to obtain possession of the Property if possession is necessary for the mortgagee or ground lessor to correct or cure the condition and if the mortgagee or ground lessor notifies the Tenant of its intention to take possession of the Property and correct or cure such condition).

Section 10.4                                Estoppel Certificates. The Tenant shall from time to time, upon not less than fifteen (15) days’ prior written request by the Landlord, execute, acknowledge and deliver to the Landlord a statement in writing certifying to the Landlord or an independent third party, with a true and correct copy of this Lease attached thereto, to the extent such statements continue to be true and accurate, (i) that this Lease is unmodified and in full force and effect (or, if there have been any modifications, that the same is in full force and effect as modified and stating the modifications); (ii) that the Tenant has no knowledge of any defenses, offsets or counterclaims against its obligations to pay the Annual Fixed Rent and Additional Rent and to perform its other covenants under this Lease (or if there are any defenses, offsets, or counterclaims, setting them forth in reasonable detail); (iii) that there are no known uncured defaults of the Landlord or the Tenant under this Lease (or if there are known defaults, setting them forth in reasonable detail); (iv) the dates to which the Annual Fixed Rent, Additional Rent and other charges have been paid; (v) that the Tenant has (if true) accepted, is satisfied with, and is in full possession of the Premises, including all improvements, additions and alterations thereto required to be made by Landlord under the Lease; (vi) that (if true) the Landlord has satisfactorily complied with all of the requirements and conditions precedent to the occurrence of the Commencement Date with respect to the entire Building; (vii) that (if true) the Tenant has been in occupancy since the Commencement Date and paying rent since the specified dates; (viii) that no monetary or other considerations, including, but not limited to, rental concessions for Landlord, special tenant improvements or Landlord’s assumption of prior lease obligations of Tenant have been granted to Tenant by Landlord for entering into Lease, except as set forth in this Lease or as otherwise specified in such estoppel; (ix) that (if true) the Tenant has no notice of a prior assignment, hypothecation, or pledge of rents or of the Lease; (x) that the Lease represents the entire agreement between Landlord and Tenant; (xi) that any notice to Tenant may be given it by certified or registered mail, return receipt requested, or delivered, at the Premises, or at another address specified; and (xii) such factual other matters with respect to the Tenant and this Lease as the Landlord may reasonably request. On or following the Commencement Date, the Tenant shall, within ten (10) days after receipt of Landlord’s request therefor, promptly execute, acknowledge and deliver to the Landlord a statement in writing that the Commencement Date has occurred, that the Annual Fixed Rent has begun to accrue with respect thereto, and that the Tenant has taken occupancy of such portion of the Premises. Any statement delivered pursuant to this Section may be relied upon by any prospective purchaser, mortgagee or ground lessor of the Premises or any interest therein, and shall be binding on the Tenant.

Landlord shall from time to time, upon not less than fifteen (15) days’ prior written request by the Tenant, execute, acknowledge and deliver to the Tenant a statement in writing certifying to the Tenant or an independent third party, with a true and correct copy of this Lease attached thereto, to the extent such statements continue to be true and accurate (i) that this Lease is unmodified and in full force and effect (or, if there have been any modifications, that the same is in full force and effect as modified and stating the modifications); (ii) that the Landlord has no knowledge of any defenses, offsets or counterclaims against its obligations to perform its covenants under this Lease (or if there are any defenses, offsets, or counterclaims, setting them forth in reasonable detail); (iii) that there are no known uncured defaults of the Tenant or the Landlord under this Lease (or if there are known defaults, setting them forth in reasonable detail); (iv) the dates to which the Annual Fixed Rent, Additional Rent and other charges have been paid; (v) that the Tenant is in full possession of the Premises; (vi) that Landlord has no notice of a prior assignment of the Lease or sublease of space therein; (vii) that the Lease represents the entire agreement between Landlord and Tenant; (viii) that any notice to Landlord may be given if by certified or registered mail, return receipt requested, or delivered to the Landlord’s address listed on Exhibit A, or at another address specified; and (xii) such other factual matters with respect to the Tenant and this Lease as the Tenant may reasonably request. Any statement delivered pursuant to this Section may be relied upon by any prospective assignee or sublessee of Tenant and shall be binding on the Landlord.

Section 10.5                                Subordination, Nondisturbance and Attornment Agreements. The subordination of the Tenant’s rights under this Lease to ground lessors and mortgagees now existing or hereafter granted, as contemplated in Section 10.1, is subject to the condition that any such mortgagee or ground lessor shall have entered into a subordination, nondisturbance and attornment agreement with the Tenant, the form of which shall be furnished by the mortgagee or ground lessor, as the case may be, with such reasonable modifications as Tenant shall request within a reasonable time period. The form of non-disturbance and attornment agreement attached hereto as Exhibit G is acceptable to Tenant in connection with the Ground Lease held by MIT (as such terms are defined in Section 12.10).

ARTICLE 11

SECURITY DEPOSIT

Section 11.1                                Tenant has paid to Landlord $422,833.00 a security deposit (the “Lease Security Deposit”). The Landlord may apply such Security Deposit, including all interest thereon accrued but not yet paid to the Tenant, as provided in this Article 11, upon any Event of Default by the Tenant hereunder. Provided there is no then subsisting default by the Tenant under this Lease with respect to which the Landlord has given the Tenant notice, and thereafter only at such time as there is no such default by the Tenant then subsisting: (i) on each anniversary of the date upon which the Commencement Date has occurred with respect to the entire Original Premises, all interest which shall have theretofore accrued on the Lease Security

Deposit shall be disbursed to Tenant and (ii) within thirty (30) days after the expiration of this Lease, any remaining portion of the Lease Security Deposit not theretofore applied shall be disbursed to Tenant. However, upon any termination of this Lease, the Lease Security Deposit may first be applied by the Landlord to any amounts for which the Tenant is liable under this Lease. In the event the Landlord applies any funds constituting the Lease Security Deposit, the Tenant shall deliver to the Landlord as Additional Rent, within ten (10) days after invoice therefor, the amount of the Lease Security Deposit applied by the Landlord, such that the balance of the Lease Security Deposit shall be restored to the appropriate amount specified herein. Failure by the Tenant to timely make the Lease Security Deposit shall constitute a condition to the effectiveness of this Lease, failure of which to be timely satisfied by the Tenant shall entitle the Landlord to terminate this Lease.

Section 11.2                                The Landlord may pledge its right and interest in and to such Lease Security Deposit to any mortgagee or ground lessor and, in order to perfect such pledge, have such cash held in escrow by such mortgagee or ground lessee or grant such mortgagee or ground lessee a security interest therein. In connection with any such pledge or grant of security interest by the Landlord to a mortgagee or ground lessee (“Security Deposit Pledgee”), Tenant covenants and agrees to cooperate as reasonably requested by the Landlord, in order to permit the Landlord to implement the same on terms and conditions reasonably required by such mortgagee or ground lessee including, without limitation. Whether or not a Security Deposit Pledgee shall have a security interest therein, the Lease Security Deposit shall be deposited in a separately maintained and accounted escrow account established with a bank or other financial institution reasonably acceptable to the Tenant (the “Escrow Holder”). The Tenant agrees that any Security Deposit Pledgee may be the Escrow Holder so long as the Security Deposit Pledgee is a bank or other financial institution. The Landlord and the Tenant agree that a separate three-party escrow agreement, in form and substance satisfactory to the Landlord, the Tenant and the Escrow Holder, will be entered into prior to the date upon which the Tenant may deposit any such sums in cash, and the Tenant agrees to reasonably cooperate from time to time as requested by the Landlord in order to effectuate the holding of any cash amount comprising a portion of the Lease Security Deposit by the Escrow Holder in accordance with terms and conditions reasonably required by such Escrow Holder. Notwithstanding anything in this Lease to the contrary, the Lease Security Deposit shall at all times constitute the property of the Tenant and title to the Security Deposits shall remain with the Tenant. To the extent, if any, the Security Deposits are deemed to be held by the Landlord they shall be deemed to be held in trust for the benefit of the Tenant, in all cases, subject however to the Landlord’s rights pursuant to this Article 11.

ARTICLE 12

MISCELLANEOUS

Section 12.1                                Notice of Lease. The Tenant agrees not to record this Lease, but upon request of either party, both parties shall execute and deliver a memorandum of this Lease in form appropriate for recording or registration, an instrument acknowledging the Commencement Date of the Term, and if this Lease is terminated before the Term expires, an instrument in such form acknowledging the date of termination.

Section 12.2                                Notices. Whenever any notice, approval, consent, request, election, offer or acceptance is given or made pursuant to this Lease, it shall be in writing. Communications and payments shall be addressed, if to the Landlord, at the Landlord’s Address for Notices as set forth in Exhibit A or at such other address as may have been specified by prior notice to the Tenant; and if to the Tenant, at the Tenant’s Address or at such other place as may have been specified by prior notice to the Landlord. Any communication so addressed shall be deemed duly given on the earlier of (i) the date received, or (ii) on the next business day if sent by a nationally recognized overnight courier service. If the Landlord by notice to the Tenant at any time designates some other person to receive payments or notices, all payments or notices thereafter by the Tenant shall be paid or given to the agent designated until notice to the contrary is received by the Tenant from the Landlord.

Section 12.3                                Successors and Limitation on Liability. The obligations of this Lease shall run with the land, and this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the original Landlord named herein and each successor Landlord shall be liable only for obligations accruing during the period of its ownership. Neither the Tenant, nor anyone claiming by, under or through the Tenant, shall be entitled to obtain any judgment in enforcing the terms and conditions of this Lease creating personal liability on the part of the Landlord or enforcing any obligations of the Landlord against any assets of the Landlord other than its interest in the Property and, without limitation of the foregoing, in no event shall any personal liability arise on the part of any of the Landlord’s officers, employees, directors or shareholders. Likewise, no personal liability shall arise on the part of the Tenant’s officers, employees, directors or shareholders, as this Lease shall create liability on the part of the Tenant and not personal liability on the part of such officers, employees, directors or shareholders.

Section 12.4                                Waivers. The failure of the Landlord or the Tenant to seek redress for violation of, or to insist upon strict performance of, any covenant or condition of this Lease, shall not be deemed a waiver of such violation nor prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by the Landlord of Annual Fixed Rent or Additional Rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. No provision of this Lease shall be deemed to have been waived by the Landlord or the Tenant, as the case may be, unless such waiver be in writing signed by the Landlord or the Tenant, as the case may be. No consent or waiver, express or implied, by the Landlord or Tenant to or of any breach of any agreement or duty shall be construed as a waiver or consent to or of any other breach of the same or any other agreement or duty.

Section 12.5                                Acceptance of Partial Payments of Rent. No acceptance by either party of a lesser sum than the amount then due to such party shall be deemed to be other than a partial installment of such rent due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and either party may accept such check or payment without prejudice to the other party’s right to recover the balance of such installment or pursue any other remedy in this Lease provided. The delivery of keys to any employee of the Landlord or to the Landlord’s agent or any employee thereof shall not operate as a termination of this Lease or a surrender of the Premises.

Section 12.6                                Interpretation and Partial Invalidity. If any term of this Lease, or the application thereof to any person or circumstances, shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such term to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term of this Lease shall be valid and enforceable to the fullest extent permitted by law. The titles of the Articles are for convenience only and not to be considered in construing this Lease. This Lease contains all of the agreements of the parties with respect to the subject matter thereof and supersedes all prior dealings between them with respect to such subject matter.

Section 12.7                                Quiet Enjoyment. So long as the Tenant pays Annual Fixed Rent and Additional Rent, performs all other Tenant covenants of this Lease and observes all conditions hereof, the Tenant shall peaceably and quietly have, hold and enjoy the Premises free of any claims by, through or under, or superior title to, the Landlord including, without limitation, any Ground Lessor or manager exercising rights under the Declaration of Covenants.

Section 12.8                                Brokerage. Each party represents and warrants to the other that it has had no dealings with any broker or agent other than Meredith & Grew, Incorporated (the “Broker”) in connection with this Lease and shall indemnify and hold harmless the other from claims for any brokerage commission (other than by the Broker) arising out a breach of the foregoing representations. Landlord shall be responsible for any commission due to the Broker pursuant to the terms of a separate agreement.

Section 12.9                                Surrender of Premises and Holding Over. The Tenant shall surrender possession of the Premises on the last day of the Term and the Tenant waives the right to any notice of termination or notice to quit at the end of the Term. The Tenant covenants that upon the expiration or sooner termination of this Lease, it shall, without notice, deliver up and surrender possession of the Premises in the same condition in which the Tenant has agreed to keep the same during the continuance of this Lease and in accordance with the terms hereof, normal wear and tear and damage by fire or other casualty excepted, first removing therefrom all goods and effects of the Tenant and any leasehold improvements Landlord specified for removal pursuant to Section 4.2, and repairing all damage caused by such removal. Upon the expiration of this Lease or if the Premises should be abandoned by the Tenant, or this Lease should terminate for any cause, and at the time of such expiration, vacation, abandonment or termination, the Tenant or Tenant’s agents, subtenants or any other person should leave any property of any kind or character on or in the Premises after having vacated the Premises, the fact of such leaving of property on or in the Premises shall be conclusive evidence of intent by the Tenant, and individuals and entities deriving their rights through the Tenant, to abandon such property so left in or upon the Premises, and such leaving shall constitute abandonment of the property. Landlord shall have the right and authority without notice to the Tenant or anyone else, to remove and destroy, or to sell or authorize disposal of such property, or any part thereof, without being in any way liable to the Tenant therefor and the proceeds thereof shall belong to the Landlord as compensation for the removal and disposition of such property.

If the Tenant fails to surrender possession of the Premises upon the expiration or sooner termination of this Lease, the Tenant shall pay to Landlord, as rent for any period after the expiration or sooner termination of this Lease an amount equal to one hundred fifty percent (150%) of the Annual Fixed Rent and the Additional Rent required to be paid under this Lease as applied to any period in which the Tenant shall remain in possession. Acceptance by the Landlord of such payments shall not constitute a consent to a holdover hereunder or result in a renewal or extension of the Tenant’s rights of occupancy. Such payments shall be in addition to and shall not affect or limit the Landlord’s right of re-entry, Landlord’s right to collect such damages as may be available at law, or any other rights of the Landlord under this Lease or as provided by law.

Section 12.10                          Ground Lease. The Land is owned by the Massachusetts Institute of Technology (“MIT”). MIT as lessor and the Landlord as lessee (or a limited partnership of which the Landlord would be the general partner (the “Limited Partnership”) and to whom all of the Landlord’s rights and obligations under this Lease may be assigned in the Landlord’s sole discretion) shall enter into a ground lease (the “Ground Lease”) of the Land, and this Lease shall in all respects be subject to such Ground Lease. If the Ground Lease shall terminate during the Term for any reason whatsoever, except as may otherwise be agreed between MIT and the Tenant, this Lease shall terminate with the same force and effect as if such termination date had been named herein as the date of expiration hereof. However, this Lease is subject to the execution by MIT, the Tenant and the Landlord of a non-disturbance agreement in the form attached hereto as Exhibit G. Each party shall pay its own expenses related to such non-disturbance agreement. The Landlord represents and warrants to the Tenant that, upon execution of the Ground Lease by the Landlord, or upon assignment of this Lease to the Limited Partnership and the execution of the Ground Lease by the Limited Partnership, the Landlord or the Limited Partnership, as the case may be, shall have the full right and authority to grant the estate demised herein and the appurtenant rights granted herein.

Section 12.11                          Financial Reporting. Tenant shall from time to time (but not less frequently than quarterly) provide Landlord with financial statements of Tenant, together with related statements of Tenant’s operations for Tenant’s most recent fiscal year then ended, certified by an independent certified public accounting firm. Notwithstanding the foregoing, so long as the Tenant is a public company, it shall be in compliance with its financial reporting obligations provided that it submits, upon request by the Landlord, all 10-Q and 10-K reports to the Landlord within ten (10) business days of filing the same with the Securities and Exchange Commission.

Section 12.12                          Cambridge Employment Plan. The Tenant agrees to sign an agreement with the Employment and Training Agency designated by the City Manager of the City of Cambridge as provided in subsections (a)-(g) of Section 24-4 of Ordinance Number 1005 of the City of Cambridge, adopted April 23, 1984.

Section 12.13                          Truck Delivery Routes; Traffic Mitigation Measures. Tenant agrees to exercise good faith efforts to cooperate with any efforts by the City of Cambridge to direct truck traffic to certain streets and away from certain other streets, in connection with the making of deliveries to the Premises, and to comply with any traffic mitigation measures of the City of Cambridge applicable to the Building, and Tenant shall otherwise comply with all legal requirements of the City of Cambridge pertaining thereto.

Section 12.14                          Parking and Transportation Demand Management. Tenant covenants and agrees to work cooperatively with Landlord to develop a parking and transportation demand management (“PTDM”) program that comprises part of a comprehensive PTDM for University Park. In connection therewith, the use of single occupant vehicle commuting will be discouraged and the use of alternative modes of transportation and/or alternative work hours will be promoted. Without limitation of the foregoing, Tenant agrees that its PTDM program (and Tenant will require in any sublease or occupancy agreement permitting occupancy in the Premises that such occupant’s PTDM program) will include offering a subsidized MBTA transit pass, either constituting a full subsidy or a subsidy in an amount equal to the maximum deductible amount therefor allowed under the federal tax code, to any employee working in the Premises requesting one. The Tenant agrees additionally to comply with any other requirements of the City of Cambridge or other governmental authorities associated with parking or transportation management that are now in effect or hereafter adopted.

Section 12.15                          Laboratory Animals. The Landlord acknowledges that the Tenant will be conducting biotechnology research and development at the Premises and as such may require the use of certain laboratory animals at the Premises in order to carry out such research and development.

Section 12.16                          No Consequential Damages. In no event shall either Landlord or Tenant be liable to the other for consequential damages, provided that damages incurred by the Landlord in connection with any holding over by Tenant in the Premises, including without limitation those associated with loss, cost, liability or expense arising by virtue of the existence of aggrieved third parties (e.g. lenders and prospective tenants), shall not constitute consequential damages.

Section 12.17                          Governing Law. This Lease shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

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IN WITNESS WHEREOF, this Lease has been executed and delivered as of the date first above written as a sealed instrument.

LANDLORD:

FOREST CITY 64 SIDNEY STREET, INC.

By:	/s/ Gayle B. Farris
Gayle B. Farris
Vice President

TENANT:

ALKERMES, INC.

By:	/s/ [ILLEGIBLE]
Title: VICE PRESIDENT.

EXHIBIT A

Basic Lease Terms

Annual Fixed Rent for the Initial Term:

•     With respect to the Rentable Floor Area of the 5th Floor: (i) $37.50 per rentable square foot for the period from the Commencement Date until April 30, 2007 (provided that if there is a Stub Period, then this date shall be extended for a period equal to the number of days of the Stub Period) and (ii) $40.50 per rentable square foot for the remainder of the Initial Term.

•                  With respect to the Rentable Floor Area of the 4th Floor: (i) $26.42 per rentable square foot for the period from the Commencement Date until March 31, 2002, (ii) $37.50 per rentable square foot for the period from April 1, 2002 until April 30, 2007 (provided that if there is a Stub Period, then this date shall be extended for a period equal to the number of days of the Stub Period) and (iii) $40.50 per rentable square foot for the remainder of the Initial Term.

•                  With respect to the Rentable Floor Area of Suite 300: (i) $25,24 per rentable square foot for the period from the Commencement Date until the later of (x) March 31, 2002 or (y) the date thirty (30) days following the 88 Sidney Rent Commencement Date, (ii) if an 88 Sidney Non-fruition Termination should occur, then $37.50 per rentable square foot for the period from the later of (x) April 1, 2002 or (y) the date of such 88 Sidney Non-fruition Termination until April 30, 2007, and (iii) $40.50 per rentable square foot for the remainder of the Initial Term. Notwithstanding the foregoing, if the Tenant should hold over in this space in contravention of the Tenant’s obligation to surrender the same under
Section 2. l(b) hereof, then the rate of Annual Fixed Rent thereafter applicable thereto, including without limitation for purposes of the calculation of holdover payments under Section 12.9, shall equal $37.50 per rentable square foot.

•                  With respect to the Rentable Floor Area of Suite 180: (i) $15.25 per rentable square foot for the period from the Commencement Date until the later of (x) March 31, 2002 or (y) the date thirty (30) days following the 88 Sidney Rent Commencement Date, (ii) if an 88 Sidney Non-fruition

Termination should occur, then $37.50 per rentable square foot for the period from the later of (x) April 1, 2002 or (y) the date of such 88 Sidney Non-fruition Termination until April 30, 2007, and (iii) $40.50 per rentable square foot for the remainder of the Initial Term. Notwithstanding the foregoing, if the Tenant should hold over in this space in contravention of the Tenant’s obligation to surrender the same under Section 2.1(b) hereof, then the rate of Annual Fixed Rent thereafter applicable thereto, including without limitation for purposes of the calculation of holdover payments under Section 12.9, shall equal $37.50 per rentable square foot.

Initial Term:

Approximately eleven (11) years and six (6) months (subject to the provisions of Section 2.1), commencing on the Commencement Date, and expiring on April 30, 2012 or such later date upon which the Stub Period expires, if applicable (“Termination Date”).

Extension Options:	Tenant shall have options to extend the Initial Term of this Lease for two (2) additional periods of ten (10) years each, all as described in Section 2.6 of the Lease.

Landlord’s Original Address:	Forest City 64 Sidney Street, Inc. 1130 Terminal Tower 50 Public Square Cleveland, Ohio 44113-2203 Attention: James Ratner

Landlord’s Address for Notices:	Forest City 64 Sidney Street, Inc. 38 Sidney Street Cambridge, Massachusetts 02139-4234 Attention: Gayle B. Farris

With a copy to:

Forest City Commercial Management 38 Sidney Street Cambridge, Massachusetts 02139-4234 Attention: General Manager

Premises:

Approximately 64,973 rentable square feet (“rsf”), consisting of all of the rentable area of floors 4 and 5 of the Building (and including the acid neutralization room on the first floor of the Building) and Suite 300 on the third floor of the Building and Suite 180 on the first floor of the Building.

Parking Privileges:

During the Term, Landlord shall cause to be provided to Tenant 1.5 parking passes per 1,000 rentable square feet of the Premises, provided that the Landlord shall not provide fractional parking passes (each a “Parking Pass”), each of which shall entitle the parking of a single motor vehicle in an unreserved parking space in University Park, the charges for which shall equal the Market Rate Parking Charge per Parking Pass. Such parking spaces shall be accessible twenty four (24) hours per day, seven (7) days per week. In no event are Parking Passes transferable other than to the holder, from time to time, of the tenant’s interest under this Lease or a subtenant that has been demised all or a portion of the Premises in conformity with the requirements of this Lease, and is limited to use by employees of either of the foregoing. If the Tenant requests additional Parking Passes, and at the time in question there are surplus Parking Passes that are not committed to others, then they may be made available by the Landlord, on a month-to-month basis, subject to availability.

Permitted Uses:

General business and administrative offices, research and development and customary accessory uses supporting the foregoing, all as defined by and as permitted under the Zoning Ordinances of the City of Cambridge.

Commencement Date:	See Section 2.5.

Commencement Date:	See Section 2.5.

Tenant’s Address:	Alkermes, Inc. 64 Sidney Street Cambridge, MA 02139-4211 Attention: James M. Frates, Chief Financial Officer

With copies to:

Ballard Spahr Andrews & Ingersoll, LLP 1735 Market Street, 51st Floor Philadelphia, PA 19103-7599 Attention: Michael D. Silbert, Esq.

EXHIBIT B

Legal Description

B-1

64 Sidney Stret

A parcel of land situated in the City of Cambridge, Middlesex County, Commonwealth of Massachusetts, being more particularly bounded and described as follows:

Beginning at the intersection of the relocated southeasterly street line of Sidney Street and the southwesterly street line of a private way (Formerly Auburn Street)

Thence running S 51° 25’ 00” E along said southwesterly line of a private way, a distance of 131.51 feet, to a point;

Thence running along the line of a private way on the following three (3) courses:

S 38° 25’ 13” W, a distance of 176.99 feet to a point;

Westerly on a curve to the left having a radius of 60.00 feet, an arc length of 62.88 feet to a point; and N 51 °34’ 47” W, a distance of 91.97 feet to a point on the aforesaid relocated southeasterly street line of Sidney Street;

Thence running N 38° 25’ 13” E, along said southeasterly line, a distance of 17.52 feet, to a point;

Thence running S 51° 34’ 47” E, along a jog in said southeasterly line, a distance of 4.00 feet, to a point;

Thence running N 38° 25’ 13” E, along said southeasterly line, a distance of 201.18 feet, to the point of beginning.

The above described parcel contains 27,580 square feet, more or less, or 0.6332 acres, more or less.

A portion of said parcel is registered land under Land Court Case Nos. 7631 and 3993.

EXHIBIT B-l

Depiction of Premises

B-1-1

EXHIBIT B-l

The
Richards	UNIVERSITY
Building	PARK
64 Sidney Street	AT MIT
Cambridge, MA 02139

ACID NEUTRALIZATION ROOM
Transformer Room
Fire Pump Room
Loading Docks
SUITE 150
Switchgear Room
Mgt. Office
Loading Platform
Elev. Pump Room
Security Desk
Central Energy Mgt. Control
Mail Room
Tele.
Elec.
Jan.
M
W
SUITE 100
SUITE 180
N

First Floor Plan

EXHIBIT B-l

The
Richards	UNIVERSITY
Building	PARK
64 Sidney Street	AT MIT
Cambridge, MA 02139

SUITE 200

Second Floor Plan

The
Richards	UNIVERSITY
Building	PARK
64 Sidney Street	AT M.I.T
Cambridge. MA 02139

Third Floor Plan

EXHIBIT B-l

The
Richards	UNIVERSITY
Building	PARK
64 Sidney Street	AT MIT
Cambridge, MA 02139

Fourth Floor Plan

The
Richards	UNIVERSITY
Building	PARK
64 Sidney Street	AT MIT
Cambridge, MA 02139

Fifth Floor Plan

EXHIBIT B-2

Map of University Park

B-2-1

EXHIBIT C

Work Letter

1.                                       Landlord shall provide to Tenant an allowance (the “Leasehold Improvements Allowance”) equal to (i) the product of Five and 00/100 Dollars ($5.00) times (ii) the rentable square footage of the Premises (as determined in accordance with paragraph 2 below), for application to certain costs and expenses, more particularly set forth below, incurred by or on behalf of Tenant. If Tenant incurs costs in excess of the Leasehold Improvements Allowance, then all such costs shall be borne solely by Tenant.

2.                                       For purposes of calculating the rentable floor area of the Premises under this Work Letter, the square footage calculations specified for portions of the Building set forth in Section 1.2 shall govern. For purposes of determining the space within the Building that shall be included in the Premises for purposes of calculating the Leasehold Improvements Allowance, the Premises shall be deemed to be established upon the occurrence of the 88 Sidney Rent Commencement Date, or such earlier date upon which Tenant’s right to cause an 88 Sidney Non-fruition Termination has either expired because all of the conditions to such right cannot any longer occur (and Tenant confirms this is the case in writing), or Tenant earlier waives in writing any right to cause an 88 Sidney Non-fruition Termination. In such event, the Premises shall be deemed constituted of the rentable area of the fourth and fifth floors of the Building and will exclude the Surrender Space. However, in the event of an 88 Sidney Non-fruition Termination, then the Premises for purposes of calculating the Leasehold Improvements Allowance shall be established only upon the expiration of the period within which Tenant may either terminate this Lease in its entirety, or just with respect to the Surrender Space or a portion thereof as contemplated under Section 2.1(c), or Tenant’s earlier written waiver of any such right to terminate this Lease. The Premises shall, in such event, be deemed constituted of only such space as Tenant will be leasing for a term expiring upon the originally scheduled Termination Date of this Lease. If Tenant terminates this Lease under said Section 2.1(c), there shall not be any Leasehold Improvements Allowance hereunder, notwithstanding anything to the contrary provided in this Lease. Only upon the determination of the space within the Building to be included in the Premises for purposes of calculating the Leasehold Improvements Allowance, as herein set forth, may Tenant draw all or any portion of the Leasehold Improvements Allowance.

3.                                       The application of the Leasehold Improvement Allowance by Landlord shall be limited to payment of the following costs and expenses incurred by or on behalf of Tenant in connection with leasehold improvements to the Premises that constitute the Base Laboratory Improvements (collectively “Eligible Leasehold Improvement Expenses”): the actual documented and verified cost pursuant to Tenant’s construction contract, including without limitation the associated contractor’s overhead and profit and general conditions incurred in the construction of the leasehold improvements to the Premises, except for the making of improvements, installation of fixtures or incorporation of other items which (x) by virtue of their quantity or quality (whether greater or less) would not be of general utility to other laboratory tenants that might later occupy the Premises, whether at the expiration of the Term or by virtue of the earlier termination of this Lease, or (y) are moveable rather than permanent improvements,

C-1

examples of which may include furniture, telephone communications and security equipment, and bench-top laboratory equipment items such as microscopes.

During the construction of any leasehold improvements with respect to which Tenant desires to have the Leasehold Improvement Allowance applied, and in accordance with the commercially reasonable terms and conditions typically imposed upon a landlord pursuant to a construction loan agreement, such as, without limitation, retainage, lien waiver, and other requisition conditions, Tenant shall, on a monthly basis (as the Tenant’s contractor submits to Tenant its application for payment), deliver to Landlord a requisition for payment showing the cost of the leasehold improvements in question and the amount of the current payment requested from Landlord for disbursement from the Leasehold Improvements Allowance. Payments made on account of Tenant’s requisitions shall be made from the Leasehold Improvement Allowance. Following the completion of any such leasehold improvements, Tenant shall deliver to the Landlord, within ninety (90) days of completion, a statement showing the final costs of such leasehold improvements, the amounts paid to date to, or on behalf of the Tenant, and any amounts available for release of retainage.

4.                                       Any improper failure by Landlord to make payment of all or any portion of the Leasehold Improvements Allowance shall constitute a default by Landlord under this Work Letter and consequently under the Lease, and shall therefor be governed in accordance with Section 9.7. However, after the expiration of the notice and cure periods set forth in Section 9.7 of the Lease, and subject in any case to the proviso set forth in the last sentence of said Section 9.7, Tenant shall have the right to offset such payments owing to Tenant against sums otherwise due and owing by Tenant to Landlord under the Lease.

C-2

EXHIBIT D

Standard Services

The following services will be provided exclusively by the Landlord:

A.                                   Regular maintenance of exterior and parking lot landscaping and University Park common areas.

B.                                     Regular maintenance, sweeping and snow removal of building exterior areas such as roadways, driveways, sidewalks, parking areas and courtyard paving.

C.                                     Maintenance and repair of base building surveillance and alarm equipment, base building elevators, base building mechanical, electrical and plumbing systems, and base building life safety systems.

D.                                    Building surveillance and alarm system operation and the Landlord’s live monitoring service to building standard specifications.

E.                                      Complete interior and exterior cleaning of all windows two times per year.

F.                                      Daily, weekday maintenance of hallways, passenger elevators, bathrooms, lobby areas and vestibules.

G.                                     Periodic cleaning of stairwells, freight elevators, and back of house areas.

H.                                    Daily, weekday rubbish removal of all tenant trash receptacles.

I.                                         Daily, weekday cleaning of Tenant space to building standard.

J.                                        Surveillance personnel having a desk in the building lobby.

D-1

EXHIBIT E

Rules and Regulations

DEFINITIONS

Wherever in these Rules and Regulations the word “Tenant” is used, it shall be taken to apply to and include the Tenant and its agents, employees, invitees, licensees, contractors, any subtenants and is to be deemed of such number and gender as the circumstances require. The word “Premises” is to be taken to include the space covered by the Lease. The word “Landlord” shall be taken to include the employees and agents of Landlord. Other capitalized terms used but not defined herein shall have the meanings set forth in the Lease.

The following Rules and Regulations apply to buildings that are wholly occupied by a single tenant.

A.                                   No actions shall be taken by Tenant that modify the exterior appearance of the Premises or the Building, unless expressly permitted by the Lease or the Landlord.

B.                                     No blinds, shades, awnings or other window treatments shall be placed or installed in windows or curtain wall glazing other than those approved and installed as Building Standard.

C.                                     No sign, advertisement, notice or the like, shall be posted on the Building exterior, in windows visible from the exterior of the building, or in the building lobby except as permitted under the terms of the Lease or as reasonable necessary in the operation of Tenant’s business without prior approval of Landlord, not to be unreasonably withheld.

D.                                    The Building lobby shall be open to the public during normal business hours (at a minimum 9:00 a.m. through 5:00 p.m., Monday through Friday except legal holidays). Tenant shall be responsible for locking of doors to the Premises. All locksets shall accept the Best key system. If the Building key system is maintained by Tenant, designated representatives of Landlord shall be provided with keys and/or access cards so as to facilitate access to all spaces within the Building in case of emergency. No locks or similar devices not on the master key system shall be attached to any doors.

E.                                      All deliveries to the Building, other than envelopes and small packages that can legitimately be delivered by hand or bicycle courier service, shall be accepted only through the building loading dock and not through the main lobby.

F.                                      Bicycles may only be stored in designated bicycle racks provided in University Park garages or elsewhere on the grounds of University Park. Bicycles shall not

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be fastened to fences, signposts, or other non-designated equipment, nor shall bicycles or vehicles of any kind shall be brought into or kept in or about the building lobby or the Premises.

G.                                     Tenant shall not cause or permit any unusual or objectionable odors, noises or vibrations to emanate from said Premises.

H.                                    No pets or other animals, excepting those used for research purposes or by a disabled person, shall be permitted in or about the Building or the grounds of the Park.

I.                                         Unless specifically authorized by Landlord, employees or agents of Landlord shall not perform for nor be asked by Tenant to perform work other than their regularly assigned duties.

J.                                        Canvassing, soliciting and peddling in the Building is prohibited and Tenant shall cooperate to prevent the same from occurring.

K.                                    Access roads and loading areas, parking areas, sidewalks, entrances, lobbies, halls, walkways, elevators, stairways and other common area provided by Landlord shall not be obstructed by Tenant, or used for other purpose than for ingress and egress.

L.                                      Landlord shall have the right to make such other and further reasonable rules and regulations as in the judgment of Landlord, may from time to time be needed for the safety, appearance, care and cleanliness of the Building or the park and for the preservation of good order therein. All reasonable parking, building operation, or construction rules and regulations which may be established from time to time by Landlord and enforced on a uniform basis (i.e. non-discriminatory) shall be respected and obeyed, subject to the requirements of this Lease.

M.                                 Landlord shall not be responsible to Tenant for any violation of rules and regulations by other tenants except that Landlord shall use good faith efforts to uniformly enforce such rules and regulations.

E-2

EXHIBIT F

Intentionally Omitted

F-1

EXHIBIT G

Form of MIT Non-Disturbance Agreement

Agreement dated as of March         , 2000 (this “Agreement”), by and between MASSACHUSETTS INSTITUTE OF TECHNOLOGY, a Massachusetts educational corporation chartered by Massachusetts law (the “Ground Lessor”), FC 88 SIDNEY, INC., a Massachusetts corporation (“Landlord”) and ALKERMES, INC., a Pennsylvania corporation (“Tenant”).

BACKGROUND

Ground Lessor and Landlord are parties, as landlord and tenant respectively, to a Construction and Lease Agreement (“Ground Lease”) dated                          , 2000, for certain real property located at 88 Sidney Street in Cambridge, Massachusetts, as more particularly described on Exhibit A attached hereto (“Land”). A Notice of Lease pertaining to the Ground Lease has been recorded at the Middlesex South District Registry of Deeds and filed for registration in the Middlesex South Registry District of the Land Court. Landlord intends to construct a building (the “Building”) on the Land. Tenant has entered into a lease dated as of                       , 2000 (“Lease”) with Landlord for certain premises in the Building (“Premises”), the Premises being more particularly described in the Lease.

AGREEMENTS

1.                                       Non-Disturbance. If the Ground Lease is terminated, for any reason, Ground Lessor shall not disturb Tenant in Tenant’s possession of the Premises and without any hindrance or interference from the Ground Lessor, shall permit Tenant peaceably to hold and enjoy the Premises for the remainder of the unexpired term of the Lease, together with any extension periods provided for therein, upon and subject to the same terms, covenants and conditions as are contained in the Lease, and shall recognize the Lease as modified hereby. The foregoing is on the condition that Tenant is not in default under the Lease beyond any applicable notice and grace periods contained in the Lease.

2.                                       Attornment. Tenant hereby agrees that if the Ground Lease is terminated for any reason, Tenant shall attorn to Ground Lessor and shall be liable to and recognize Ground Lessor as Landlord under the Lease for the balance of the term of the Lease upon and subject to all of the terms and conditions thereof. In such case, upon receipt of notice from Ground Lessor setting forth the effective date of the termination of the Ground Lease, Tenant shall pay to the Ground Lessor all obligations required to be paid and performed by Tenant under the Lease arising after the date of termination. The Lease shall continue in full force and effect as a direct lease between Ground Lessor and Tenant.

3.                                       Additional Conditions. Tenant agrees that Ground Lessor shall not be: (i) liable for any act or omission of any person or party who may be landlord under the Lease prior to any termination of the Ground Lease (“Prior Landlord”); (ii) subject to any offsets or defenses which Tenant might have against Prior Landlord; (iii) bound by any prepayment of rent or additional rent, or any other charge which Tenant might have paid to Prior Landlord for more than the then current month (other than a bona fide security deposit paid by Tenant to Landlord under the Lease, estimated monthly payments made on account of additional rent as and when required to be made pursuant to the provisions of the Lease, or other rent, additional rent or charges which have been received by Ground Lessor); and (iv) bound by any amendment, modification or termination of the Lease made without Ground Lessor’s express agreement when such agreement is required under the Ground Lease. Tenant additionally agrees with Ground Lessor that Tenant shall not enter into any assignment of the Lease or sublease of all or any part of the Premises in cases where Landlord’s consent is required thereto, unless Ground Lessor shall have also given its consent thereto, which consent shall not be unreasonably withheld or delayed. Nothing herein, however, shall constitute a waiver of Tenant’s rights as against such individual or entity which is the landlord under the Lease as of the time of any event or circumstances which may give rise to a claim of the Tenant against such individual or entity. In addition, nothing herein shall relieve any successor landlord under the Lease from its obligation to comply with those obligations of a Landlord under the Lease during the period for which it is the owner of the Landlord’s interest in the Lease.

4.                                       Landlord’s Defaults.  Tenant hereby agrees that, if Tenant provides Landlord with any notice of default or claimed default on the part of Landlord under the Lease, Tenant shall concurrently therewith send a copy of such notice to Ground Lessor. In such event, Ground Lessor shall be permitted (but not obligated) to cure any such default within the period of time allotted thereto in the Lease. If Landlord shall fail to cure such default within the period of time allocated thereto in the Lease (or, if Landlord shall not within such time period have commenced diligent efforts to remedy a default that cannot be fully cured within such time period) then Tenant shall provide Ground Lessor with notice of such failure. Upon receipt of such notice of Landlord’s failure to cure, Ground Lessor shall be granted an additional thirty (30) days during which it shall be permitted (but not obligated) to cure such default. In the case of a default, which cannot with diligence be remedied by Ground Lessor within thirty (30) days, Ground Lessor shall have such additional period of time as may be reasonably necessary in order for Ground Lessor to remedy such default with diligence and continuity of effort, provided that Ground Lessor has commenced to cure such default within such thirty (30) day period.

5.                                       Notices.  Duplicates of all notices delivered by any party to another party and required by this Agreement shall be delivered concurrently to all other parties to this Agreement. All notices shall be written, delivered by certified or registered mail, and sent, if to Ground Lessor, to 238 Main Street, Suite 200, Cambridge, Massachusetts 02142, Attention: Director of Real Estate, if to Tenant to 64 Sidney Street, Cambridge, Massachusetts 02139-4211, Attention: James M. Frates, Chief Financial Officer, before the commencement of Tenant’s occupancy in the Premises, and to the Premises after the Commencement Date shall have occurred with respect to the entire Original Premises, and if to Landlord to 38 Sidney Street, Cambridge, MA 02139-4234, Attention: Ms. Gayle B. Farris, or such addresses as may, from time to time, be set forth in notices to the other parties hereunder.

6.                                       Exculpation of Ground Lessor.  Ground Lessor shall not be personally liable hereunder. Tenant agrees to look to Ground Lessor’s interest in the Land and Building only for satisfaction of any claim against Ground Lessor hereunder.

7.                                      Successors and Assigns.  This Agreement shall bind Tenant, its successors and assigns, and shall benefit Tenant and only such successor and assigns of Tenant as are permitted by the Lease and shall bind and benefit Ground Lessor and its successors and assigns (provided that after transfer of Ground Lessor’s entire interest in the Land to another party, Ground Lessor shall have no liability for any act or omission of such party) and shall bind and benefit Landlord and its successors and assigns.

EXECUTED as an instrument under seal as of the date set forth above.

MASSACHUSETTS INSTITUTE OF
TECHNOLOGY
Ground Lessor

By:

ALKERMES, INC.
Tenant

By:

FOREST CITY 64 SIDNEY, INC.
Landlord

By:

COMMONWEALTH OF MASSACHUSETTS	)
) ss:
COUNTY OF MIDDLESEX	)

BEFORE ME, a Notary Public in and for said County and State, personally appeared the MASSACHUSETTS INSTITUTE OF TECHNOLOGY, by                        , its Director of Real Estate and Associate Treasurer, who acknowledged that he did sign the foregoing instrument and that the same is his free act and deed and the free act and deed of said corporation.

IN TESTIMONY HEREOF, I set my hand and official seal at                                         , this           day of                  ,           .

Notary Public
My Commission Expires:

COMMONWEALTH OF MASSACHUSETTS	)
) ss:
COUNTY OF MIDDLESEX	)

BEFORE ME, a Notary Public in and for said County and State, personally appeared the above-named ALKERMES, INC., by                        , who acknowledged that he/she did sign the foregoing instrument and that the same is his/her free act and deed and the free act and deed of said corporation.

IN TESTIMONY HEREOF, I set my hand and official seal at                                         , this        day of                  ,           .

Notary Public
My Commission Expires:

COMMONWEALTH OF MASSACHUSETTS	)
) ss:
COUNTY OF MIDDLESEX	)

BEFORE ME, a Notary Public in and for said County and State, personally appeared the above-named FC 88 SIDNEY, INC., by                         who acknowledged that he/she did sign the foregoing instrument and that the same is his free act and deed and the free act and deed of said corporation.

IN TESTIMONY HEREOF, I set my hand and official seal at                                         , this        day of                  ,           .

Notary Public
My Commission Expires:

EXHIBIT H

Intentionally Omitted.

H-1

EXHIBIT I

Expedited Dispute Resolution Procedure

Any dispute or determination by a party hereto which, pursuant to the terms of this Lease, may be resolved by the “Expedited Dispute Resolution Procedure,” shall be undertaken in accordance with the following provisions:

(a)                                  In the event of any such dispute, the complaining party (the “Claimant”‘) shall serve upon the other party (the “Respondent”) by registered mail or hand delivery a written demand for arbitration (the “Dispute Notice”), setting forth with particularity the nature of the dispute. The Claimant shall simultaneously serve any request (the “Document Request”) for production of relevant documents from the Respondent. The service of such Dispute Notice and Document Request shall be effective upon receipt thereof. Failure to serve a Document Request shall constitute a waiver by the Claimant of any right to demand documents from the Respondent, except as provided in Subparagraph (c) below. The Dispute Notice shall also be delivered to J.A.M.S./Endispute, 73 Tremont Street, 4th floor, Boston, Massachusetts 02108, for mediation as part of that firm’s national mediation services expertise. J.A.M.S./Endispute shall select a member of the company to conduct the arbitration (hereinafter the “Arbitrator”), the choice of which shall be binding on the parties. If J.A.M.S./Endispute believes it has a material conflict of interest with any of the parties, it shall select an alternative nationally recognized firm to conduct the arbitration, within ten (10) business days of receipt of the Dispute Notice. If J.A.M.S./Endispute shall cease to exist and/or shall decline to serve under this Lease as to all or any particular dispute submitted thereto for arbitration, and within ten (10) business days of receipt of a Dispute Notice, shall fail to select an alternative nationally recognized firm, then, and in any such event, the parties shall mutually select an alternative arbitrator for their dispute(s)and, in the absence of agreement within a period often (10) days, either party shall have the right, on notice to the other, to apply to the President of the Boston Bar Association for selection of an independent arbitrator.

(b)                                 Response by Respondent. Within ten (10) business days of receipt of a Dispute Notice and Document Request, the Respondent shall serve a detailed written response to the Dispute Notice, including any arbitrable counterclaims, and shall produce all non-privileged documents called for in the Document Request. At the same time, Respondent shall serve any Document Request on Claimant, failing which Respondent shall be deemed to have waived any right to demand documents from Claimant. Within two (2) business days of delivery of the response, all undisputed amounts shall be paid by Respondent by wire transfer.

(c)                                  Response by Claimant. Within ten (10) business days of receipt of such written response, the Claimant shall serve a reply to any counterclaims asserted by Respondent and shall produce all non-privileged documents requested by Respondent. At the same time, the Claimant may serve a second Document Request limited to documents relevant to Respondent’s counterclaim. Within two (2) business days of delivery of the reply to any counterclaims, all undisputed amounts shall be paid by the Claimant by wire transfer.

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(d)                                 Response by Respondent. Respondent shall produce all non-privileged documents called for in any such second Document Request within ten (10) business days of service thereof.

(e)                                  Appearance Before Arbitrator. Within thirty-five (35) business days of service of the Dispute Notice, any arbitrable dispute shall be submitted to the Arbitrator, whose decision shall be final, binding and non-appealable, and may be entered and enforced as a judgment by any court of competent jurisdiction. The Arbitrator shall consider and determine only matters properly subject to arbitration pursuant to this Lease.

The Arbitrator shall, in consultation with the parties, establish such further procedures, including hearings, as he or she deems appropriate, provided, however, that a decision of the dispute (including counterclaims) shall be rendered no later than sixty (60) business days after service of the Dispute Notice.

(f)                                    Final Decision; Fees and Expenses. The Arbitrator’s decision shall be in writing, and shall include findings of fact and a concise explanation of the reasons for the decision. The decision shall be delivered to the parties immediately. The Arbitrator’s fees and expenses shall be borne by one or both of the parties in accordance with the direction of the Arbitrator, who shall be guided in such determination by the results of the arbitration. If any party refuses to appear before the Arbitrator or to respond as required in subparagraphs (a) through (e) above, the Arbitrator shall decide the matter as by default against the non-appearing party, and such decision shall be final, binding and non-appealable to the same extent as a decision rendered with the full participation of such party.

I-2

Exhibit “B”

Subleased Premises

B-1

453 SQ. FT.
5723 SQ. FT.
SIDNEY STREET

ROOM 106 B	453 SQ FT
REST OF AREA	5723 SQ FT
TOTAL	6176 SQ. FT.

(1) EXISTING FLOOR PLAN

Margolis+Fishman

MARGOLIS + FISHMAN, INC.
ARCHITECTS AND PLANNERS

955 MASSACHUSETTS AVENUE
CAMBRIDGE, MASSACHUSETTS
02139

TEL: 617-492-0200
FAX: 617-547-2501

Alkermes

FIRST FLOOR

64 SIDNEY STREET
CAMBRIDGE, MASSACHUSETTS
02139

TEL: 617-494-0171

Drawing:
EXISTING
1st FLOOR PLAN

Revisions:
No. Date By

A-0.1

Exhibit “C”

Personal Property

•           Moveable file systems

C-1

Exhibit “D”

Sublessee’s Improvements

D-1

ImmunoGen, Inc.	August 5, 2004

Work Schedule 64 Sidney Street

New Card Access system to enter suite, Mac system

Replace all interior office door lock key cylinders.

New telephone system (Norstar) 3 T1 lines, 4 copper back up, 2 alarm Emergency

New server and Data connections:

Wireless Data connection, dish mounted on roof.  See attached data sheets and schematics

Install new office and conference room furniture.

Demolition:

1.               Remove door lock key cylinder and replace with ImmunoGen key cylinder 106A.

2.               Remove portable walls rooml01B, 101C, 101D.

3.               Remove portable wall room 112A,B

4.               Remove mail station Cabinets and shelving in hallway.

5.               Remove misc. shelves, standards, and brackets throughout.

6.               Remove all damaged or stained acoustic ceiling tiles

7.               remove all existing vinyl base

Drywall Plan:

1.               Infill opening room 103

Acoustic tile replacement:

1.               Remove all damaged and mismatched tiles.

2.               Replace all tiles in hallway with new, reuse salvaged hall tiles to replace damaged tiles in offices to avoid old/new contrasts.

3.               Rework grid if necessary when partitions are removed at conference room 101B, 101C, 101D and room 112.

Floor covering:

1.               Remove damaged carpet when necessary, prepare sub floor, replace carpet(Carpet supplied by Immunogen) at the following rooms:

Hallway where shaded, 101B, 104.

2.               Install cove base light gray throughout.

Painting:

1.               Patch and paint all wall and trim two Coats with color to match existing.

2.               Sand and apply one coat polyurethane to all doors and window sills.

3.               Stain kill and skim areas at cove base where glue has failed.

Cleaning:

1.               shampoo all Carpet

2.               Wash and wax VCT flooring.

3.               Wash all interior window surfaces

Attached Drawings indicates area of scheduled work:

DEMOLITION PLAN	64 – 1 SIDNEY ST.

1.  REMOVE DOOR + FRAME 106A

2.  REMOVE WALLS AS SHOWN CONE ROOM 1019

3.  REMOVE WALL, DOOR + FRAME AS SHOWN ROOM 112A

4.  REMOVE BUILT IN FURNITURE AT HALLWAY

5.  REMOVE MISC. SHELVES, STDS, BRACKETS THROUGHOUT

6.  REMOVE ALL DAMAGED ACOUSTIC CEILING TILES

7.  REMOVE ALL EXISTING VINYL BASE

DRYWALL PLAN	64 – 1 SIDNEY ST.

1.                                       INFILL 2 OPENINGS:

A. SERVER ROOM 106A

B. OFFICE 103

2.                                       PATCH ALL WALLS + SAND SMOOTH

ACOUSTIC TILE PLAN	64 – 1 SIDNEY ST.

1.                                       REMOVE ALL DAMAGED ; MISMATCHED TILES

2.                                       REPLACE ALL TILES IN HALLWAY WITH NEW, REVISE SALVAGED HALL TILES TO REPLACE DAMAGED TILES IN OFFICES TO AVOID OLD/NEW CONTRASTS

3.                                       REWORK GRID IF NECESSARY WHEN PARTITIONS ARE REMOVED AT CONF. ROOM 101B AND 112A

NOTE: SHADED AREAS INDICATE ALL NEW ACOUSTIC TILE

FLOOR COVERING PLAN:	64 – 1 SIDNEY ST.

1.                                       REMOVE CARPET, PREPARE SUBFLOOR, REPLACE CARPET (SUPPLIED BY OWNER AT THE FOLLOWING ROOMS : HALLWAY (WHERE SHADED), 101B, 104, 106A

2.                                       REMOVE ALL VINYL BASE AND REPLACE WITH NEW 8” COVE BASE

3.                                       SHAMPOO ALL RUGS

NOTE:            EXISTING VINYL BASE HAS AREAS WHERE THE GLUE’ HAS FAILED.  IN THESE AREAS, ALL OLD GLUE WILL BE COMPLETELY REMOVED PRIOR TO INSTALLATION OF NEW BASE.

NOTE:            SHADED AREAS INDICATE OFFICES WHICH MAY NEED CARPET REPLACEMENT IF CLEANING IS NOT EFFECTIVE (135 SY TOTAL), OUR PRICE INCLUDED REPLACE.

PAINTING PLAN:

1.  PATCH + PAINT ALL WALLS AND TRIM TWO COATS WITH NEW COLORS.

2.  SAND + APPLY, COAT POLYRETHANE TO ALL DOORS AND WINDOW SILLS.

3.  STAIN KILL + SKIM AREAS AT COVE BASE WHERE GLUE HAS FAILED

CLEANING PLAN	64-1 SINDNEY ST.

1.  SHAMPOO ALL CARPETS

2.  WASH VCT AT CANTEEN 102

3.  WASH ALL INTERIOR WINDOW SURFACES